                                 AMENDED AND RESTATED
                               REVOLVING LOAN AGREEMENT

                                       between

                     BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P.,
                                     as Borrower,

                                         and

                          NOMURA ASSET CAPITAL CORPORATION,
                                      as Lender

                                  December 31, 1997

                    $135,000,000 Secured Revolving Credit Facility
                   $70,000,000 Unsecured Revolving Credit Facility

                                       CONTENTS

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ARTICLE 1.  DEFINITIONS AND RELATED MATTERS. . . . . . . . . . . . . . . . . . . .  1
Section 1.1.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Section 1.2.     Related Matters . . . . . . . . . . . . . . . . . . . . . . . . . 15
      1.2.1.     Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
      1.2.2.     Determinations. . . . . . . . . . . . . . . . . . . . . . . . . . 15
      1.2.3.     Accounting Terms and Determinations . . . . . . . . . . . . . . . 16
      1.2.4.     Assumption. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
ARTICLE 2.  AMOUNT AND TERMS OF THE CREDIT FACILITIES. . . . . . . . . . . . . . . 16
 Section 2.1.    Credit Facilities . . . . . . . . . . . . . . . . . . . . . . . . 16
       2.1.1.    Commitments and Advances. . . . . . . . . . . . . . . . . . . . . 16
       2.1.2.    Minimum Amounts . . . . . . . . . . . . . . . . . . . . . . . . . 17
       2.1.3.    Notice of Borrowing . . . . . . . . . . . . . . . . . . . . . . . 17
       2.1.4.    Funding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
 Section 2.2.    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . 17
 Section 2.3.    Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
       2.3.1.    Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . 17
       2.3.2.    Determination of Rate . . . . . . . . . . . . . . . . . . . . . . 18
       2.3.3.    Payment of Interest . . . . . . . . . . . . . . . . . . . . . . . 18
       2.3.4.    Computations. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
       2.3.5.    Maximum Lawful Rate of Interest . . . . . . . . . . . . . . . . . 18
 Section 2.4.    Note, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
       2.4.1.    Advances Evidenced by Note. . . . . . . . . . . . . . . . . . . . 18
       2.4.2.    Notation of Amounts and Maturities, Etc . . . . . . . . . . . . . 18
 Section 2.5.    Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
 Section 2.6.    Termination, Reduction and Extension of Commitment. . . . . . . . 20
 Section 2.7.    Repayments and Prepayments. . . . . . . . . . . . . . . . . . . . 20
       2.7.1.    Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
       2.7.2.    Mandatory Prepayment of Excess Advances . . . . . . . . . . . . . 20
       2.7.3.    Optional Prepayment . . . . . . . . . . . . . . . . . . . . . . . 21
       2.7.4.    Mandatory Prepayment in Certain Events. . . . . . . . . . . . . . 21
       2.7.5.    Repayment on Reconveyance of Collateral Pool. . . . . . . . . . . 21
       2.7.6.    Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . 21
 Section 2.8.    Manner of Payment . . . . . . . . . . . . . . . . . . . . . . . . 22
ARTICLE 3.  CONDITIONS PRECEDENT TO ADVANCES . . . . . . . . . . . . . . . . . . . 22
 Section 3.1.    Conditions Precedent to Effective Date. . . . . . . . . . . . . . 22
       3.1.1.    Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . 22
       3.1.2.    Certain Documents . . . . . . . . . . . . . . . . . . . . . . . . 22
       3.1.3.    Fees and Expenses Paid. . . . . . . . . . . . . . . . . . . . . . 22


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

                                                                                  Page
                                                                                 -----
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       3.1.4.    Collateral Property . . . . . . . . . . . . . . . . . . . . . . . 22
       3.1.5.    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
 Section 3.2.    Conditions Precedent to Advances. . . . . . . . . . . . . . . . . 23
       3.2.1.    Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . 23
       3.2.2.    Notice of Borrowing . . . . . . . . . . . . . . . . . . . . . . . 23
       3.2.3.    Available Amount. . . . . . . . . . . . . . . . . . . . . . . . . 23
       3.2.4.    Pro Forma Debt Service Coverage Ratio . . . . . . . . . . . . . . 23
       3.2.5.    Pro Forma Consolidated Total Debt to Total Capitalization of
                 the Borrower. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
       3.2.6.    Representations and Warranties. . . . . . . . . . . . . . . . . . 23
       3.2.7.    No Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
       3.2.8.    No Material Adverse Change. . . . . . . . . . . . . . . . . . . . 23
 Section 3.3.    Additional Conditions Precedent and Provisions Applicable to
                 Certain Acquisition Advances. . . . . . . . . . . . . . . . . . . 24
 Section 3.4.    Conditions Precedent to Designation of a Collateral
                 Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
ARTICLE 4. REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . 28
  Section 4.1.    Organization, Authority and Tax Status of the Borrower;
                  Enforceability, Etc. . . . . . . . . . . . . . . . . . . . . . . 28
        4.1.1.    Organization and Authority; Tax Status . . . . . . . . . . . . . 28
        4.1.2.    Authorization; Binding Effect. . . . . . . . . . . . . . . . . . 28
        4.1.3.    REIT Status. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
  Section 4.2.   Consolidated Subsidiaries . . . . . . . . . . . . . . . . . . . . 28
        4.2.1.   Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
        4.2.2.   Organization and Ownership. . . . . . . . . . . . . . . . . . . . 29
  Section 4.3.   No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
  Section 4.4.   Governmental Approvals. . . . . . . . . . . . . . . . . . . . . . 29
  Section 4.5.   Financial Information . . . . . . . . . . . . . . . . . . . . . . 29
  Section 4.6.   No Material Adverse Change. . . . . . . . . . . . . . . . . . . . 30
  Section 4.7.   Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
  Section 4.8.   Agreements; Applicable Law. . . . . . . . . . . . . . . . . . . . 30
  Section 4.9.   Governmental Regulation . . . . . . . . . . . . . . . . . . . . . 30
  Section 4.10.  Margin Regulations. . . . . . . . . . . . . . . . . . . . . . . . 30
  Section 4.11.  Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . 31
  Section 4.12.  Title to Property; Liens. . . . . . . . . . . . . . . . . . . . . 31
  Section 4.13.  Licenses, Trademarks, Etc . . . . . . . . . . . . . . . . . . . . 31
  Section 4.14.  Environmental Condition . . . . . . . . . . . . . . . . . . . . . 32
  Section 4.15.  Absence of Certain Restrictions . . . . . . . . . . . . . . . . . 32
  Section 4.16.  Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
  Section 4.17.  Delinquent Property Liens . . . . . . . . . . . . . . . . . . . . 33
  Section 4.18.  Improvements. . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  Section 4.19.  Damage; Takings . . . . . . . . . . . . . . . . . . . . . . . . . 33
  Section 4.20.  Zoning and Other Laws . . . . . . . . . . . . . . . . . . . . . . 33
  Section 4.21.  Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  Section 4.22.  Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

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  Section 4.23.  Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
  Section 4.24.  Certificates of Occupancy . . . . . . . . . . . . . . . . . . . . 34
  Section 4.25.  Condition of Properties . . . . . . . . . . . . . . . . . . . . . 34
  Section 4.26.  Management Agreements . . . . . . . . . . . . . . . . . . . . . . 35
  Section 4.27.  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
 ARTICLE 5. AFFIRMATIVE COVENANTS OF THE BORROWER. . . . . . . . . . . . . . . . . 35
  Section 5.1.   Financial Statements and Other Reports. . . . . . . . . . . . . . 35
  Section 5.2.   Inspection. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
  Section 5.3.   Corporate Existence, Etc. . . . . . . . . . . . . . . . . . . . . 37
  Section 5.4.   Payment of Taxes and Charges. . . . . . . . . . . . . . . . . . . 37
  Section 5.5.   Maintenance of Properties . . . . . . . . . . . . . . . . . . . . 38
  Section 5.6.   Maintenance of Insurance. . . . . . . . . . . . . . . . . . . . . 38
  Section 5.7.   Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . 38
  Section 5.8.   NYSE Listing; REIT Status . . . . . . . . . . . . . . . . . . . . 38
  Section 5.9.   Remedial Action Regarding Hazardous Materials . . . . . . . . . . 38
  Section 5.10.  Offering Documents. . . . . . . . . . . . . . . . . . . . . . . . 38
  Section 5.11.  Release and Substitution of Real Properties in the Collateral
                 Pool. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
  Section 5.12.  Collateral Properties Located Outside California. . . . . . . . . 40
  Section 5.13.  Removal or Substitution of Unencumbered Assets in Unencumbered
                 Pool. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
  Section 5.14.  Certain Events With Respect to Collateral Properties. . . . . . . 41
  Section 5.15.  Estoppels, SNDAS. . . . . . . . . . . . . . . . . . . . . . . . . 42
  Section 5.16.  Title Insurance . . . . . . . . . . . . . . . . . . . . . . . . . 42
 ARTICLE 6. NEGATIVE COVENANTS OF THE BORROWER PARTIES . . . . . . . . . . . . . . 42
  Section 6.1.   Investments; Asset Mix. . . . . . . . . . . . . . . . . . . . . . 42
  Section 6.2.   Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . 42
        6.2.1.   Maximum Consolidated Total Debt to Total Capitalization of the
                 Borrower. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
        6.2.2.   Debt Service Coverage Ratio . . . . . . . . . . . . . . . . . . . 42
  Section 6.3.   Minimum Unencumbered Pool; Property NOI of Unencumbered
                 Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
  Section 6.4.   Restriction on Fundamental Changes. . . . . . . . . . . . . . . . 43
  Section 6.5.   Transactions with Affiliates. . . . . . . . . . . . . . . . . . . 43
  Section 6.6.   Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . 43
  Section 6.7.   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
 ARTICLE 7. EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . 44
  Section 7.1.   Events of Default . . . . . . . . . . . . . . . . . . . . . . . . 44
        7.1.1.   Failure to Make Payments. . . . . . . . . . . . . . . . . . . . . 44
        7.1.2.   Default in Other Debt . . . . . . . . . . . . . . . . . . . . . . 44
        7.1.3.   Breach of Certain Covenants . . . . . . . . . . . . . . . . . . . 45
        7.1.4.   Breach of Warranty. . . . . . . . . . . . . . . . . . . . . . . . 45
        7.1.5.   Other Defaults Under Agreement and Other Loan Documents . . . . . 45

                                         iii
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        7.1.6.   Involuntary Bankruptcy; Appointment of Receiver, Etc. . . . . . . 45
        7.1.7.   Voluntary Bankruptcy; Appointment of Receiver, Etc. . . . . . . . 46
        7.1.8.   Judgments and Attachments . . . . . . . . . . . . . . . . . . . . 46
        7.1.9.   Change of Tax Status. . . . . . . . . . . . . . . . . . . . . . . 46
       7.1.10.   Material Adverse Change . . . . . . . . . . . . . . . . . . . . . 46
       7.1.11.   Impairment of Guaranty. . . . . . . . . . . . . . . . . . . . . . 46
  Section 7.2.   Property Specific Matters . . . . . . . . . . . . . . . . . . . . 47
  Section 7.3.   Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
 ARTICLE 8. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
  Section 8.1.   Expenses; Indemnity . . . . . . . . . . . . . . . . . . . . . . . 47
  Section 8.2.   Waivers; Modifications in Writing . . . . . . . . . . . . . . . . 48
  Section 8.3.   Cumulative Remedies; Failure or Delay . . . . . . . . . . . . . . 48
  Section 8.4.   Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . 49
  Section 8.5.   Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . 49
  Section 8.6.   Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . 50
  Section 8.7.   Choice of Forum . . . . . . . . . . . . . . . . . . . . . . . . . 50
  Section 8.8.   Changes in Accounting Principles. . . . . . . . . . . . . . . . . 51
  Section 8.9.   Survival of Agreements, Representations and Warranties. . . . . . 51
 Section 8.10.   Execution in Counterparts . . . . . . . . . . . . . . . . . . . . 51
 Section 8.11.   Complete Agreement. . . . . . . . . . . . . . . . . . . . . . . . 51
 Section 8.12.   Limitation of Liability . . . . . . . . . . . . . . . . . . . . . 51
 Section 8.13.   Unsecured Advances; No Lien . . . . . . . . . . . . . . . . . . . 52
 Section 8.14.   Waiver of Trial by Jury . . . . . . . . . . . . . . . . . . . . . 52
 Section 8.15.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . 52
 Section 8.16.   Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
 Section 8.17.   Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . 52
 Section 8.18.   Independence of Covenants . . . . . . . . . . . . . . . . . . . . 53

                                       EXHIBITS

Exhibit A-1      Form of Secured Revolving Note
Exhibit A-2      Form of Unsecured Revolving Note
Exhibit B        Form of Notice of Borrowing
Exhibit C-1      Form of Secretary's Certificate
Exhibit C-2      Form of Officer's Certificate
Exhibit C-3      Form of Certificate of Property Acquisitions
Exhibit C-4      Form of Compliance Certificate
Exhibit D        Form of Opinion of Borrower's Counsel
Exhibit E        Form of Mortgage
Exhibit F        Form of Omnibus Assumption and Amendment Agreement

                                      SCHEDULES

Schedule 1.1A    Commitments
Schedule 1.1B    Unencumbered Assets
Schedule 3.1.2   Closing Documents
Schedule 4.2     Consolidated Subsidiaries
Schedule 4.4     Governmental Approvals
Schedule 4.7     Litigation
Schedule 4.14    Environmental Condition
Schedule 4.21    Lease Defaults
Schedule 4.25    Condition of Property

                                 AMENDED AND RESTATED
                               REVOLVING LOAN AGREEMENT

               AMENDED AND RESTATED REVOLVING LOAN AGREEMENT dated as of December 31, 1997 (as amended from time to time, this "Agreement") between BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Borrower"), and NOMURA ASSET CAPITAL CORPORATION (the "Lender").

                                       RECITALS

               A. Burnham Pacific Properties, Inc., a Maryland corporation (the "Guarantor"), as borrower, and Lender are parties to that certain Revolving Loan Agreement dated as of November 18, 1996 (as heretofore amended, the "Original Loan Agreement") pursuant to which Lender agreed to make available to Borrower Secured Advances and Unsecured Advances upon the terms and subject to the conditions set forth in the Original Loan Agreement.

               B. The Guarantor is the sole general partner of Borrower. Concurrently herewith or immediately prior hereto, Guarantor has transferred its interest in all Real Properties (as defined in the Original Loan Agreement) and certain other interests to Borrower, and has requested that Lender consent to such transfer in accordance with the Original Loan Agreement. Lender has consented to such transfer to Borrower on the condition that Borrower execute and deliver, and satisfy the conditions precedent set forth in, this Agreement.

               C. By this Agreement, Borrower and Lender intend to modify, amend and restate the terms and provisions of the Original Loan Agreement in its entirety.

                                     ARTICLE 1.

                           DEFINITIONS AND RELATED MATTERS

               Section 1.1. Definitions. The following terms with initial capital letters have the following meanings:

               "Adjusted Property Expenses" means, for any Retail Property, for any period, without duplication, Property Expenses relating to such Retail Property in such period, adjusted to exclude (to the extent otherwise included in the determination thereof) Debt Service, leasing costs, capital improvements and depreciation and amortization expense; provided, however, that Adjusted Property Expenses shall include:

                    (i) management fees for such Retail Property in an amount equal to the greater of (x) actual management fees incurred for such period and (y) 4% of Adjusted Property Income for such Retail Property for such period;

                    (ii) leasing costs in an amount equal to (x) $1.00 per annum per rentable square foot for each Real Property that is (A) a power center or promotional center or (B) a

                    Amended and Restated Revolving Loan Agreement factory outlet center or other Retail Property that does not have an anchor tenant, and (y) $1.00 per annum per occupied square foot of shop space for each Real Property that does have an anchor tenant (in each case (a) subject to the last proviso hereto, as determined by the Lender in its reasonable discretion, and (b) regardless whether or not such costs were incurred, or were incurred in such amount, in such period); and

                    (iii) a reserve for capital improvements in an amount equal to the greater of (x) $0.15 per annum per square foot for each Retail Property and (y) the aggregate amount scheduled for such year for deferred maintenance in the property condition report in respect of such Retail Property delivered to the Lender pursuant to Section 3.4 (in either case regardless whether or not such a reserve for such Retail Property is deducted for such period in determining net income of the Borrower);

provided, further, that with respect to each Collateral Property, any written agreement between the Borrower and the Lender, each acting in its discretion, shall constitute a conclusive determination of the characterization of each such Property and the identity of each anchor tenant.

               "Adjusted Property Income" means, for any Retail Property, on any date of determination, the sum of (i) product of (x) gross rents (exclusive of percentage rents) for such Retail Property for the last month ended prior to such date of determination for which the information required under Section 5.1.7.2 has been delivered to the Lender, to the extent that such rents were paid under Leases of all or any portion of such Real Property in effect on the last day of such month and under which the tenants are not in default for more than ninety (90) days in payment of rent and other amounts due under such Leases on such date, multiplied by (y) 12, plus (ii) percentage rents accrued and Recoveries for such Retail Property actually received, in each case for the last twelve-month period ended prior to such date of determination for which the information required under Section
5.1.7.2 has been delivered to the Lender; provided, however, that, in determining such Property Income, if the vacancy rate for such month is less than (a) 5% of rentable square footage, if such Retail Property is a factory outlet center or does not have an anchor tenant, or (b) 5% of shop square footage, if such Retail Property does have an anchor tenant, then such gross revenue shall be adjusted to give effect to such an assumed vacancy rate of 5%.

               "Adjusted Property NOI" means, for any Retail Property on any date of determination, (i) Adjusted Property Income as determined on such date of determination minus (ii) Adjusted Property Expenses for the last twelve-month period ended prior to such date of determination for which the information required under Section 5.1.7.2 has been delivered to the Lender.

               "Advance" means a Secured Advance or an Unsecured Advance, and "Advances" means the Secured Advances and the Unsecured Advances.

               "Affected Property" means a Property which is the subject of a Property-Specific Breach, or to which a Property-Specific Breach relates.

                    Amended and Restated Revolving Loan Agreement

               "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. Unless otherwise indicated, "Affiliate" refers to an Affiliate of the Borrower or Guarantor. Notwithstanding the foregoing, in no event shall the Lender or any Affiliate of the Lender be deemed to be an Affiliate of the Borrower.

               "Agreement" is defined in the Preamble and includes all Schedules and Exhibits.

               "Applicable Cap Rate" means, with respect to any Real Property, (i) 10.50% (expressed as a decimal) or (ii) such other rate applicable to such Real Property as may be agreed in writing between the Borrower and the Lender, each acting in its discretion.

               "Applicable Law" means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, judgments, and decrees of any Governmental Authority.

               "Applicable LIBO Rate" means, for any Interest Period, the rate per annum of interest equal to the sum of (i) (x) 1.40% in the case of Secured Advances, and (y) 1.50% in the case of Unsecured Advances, plus (ii) LIBOR for such Interest Period.

               "Asset Value" shall mean, as of any date of determination thereof, with respect to any Real Property, an amount equal to (i) the Property NOI for such Real Property for the twelve-month period immediately preceding the date of determination divided by (ii) the Applicable Cap Rate.

               "Available Amount" shall mean, as of any date of determination, an amount equal to (i) the quotient obtained by dividing (x) the aggregate Adjusted Property NOI for all of the Collateral Properties (excluding any such Property with respect to which notice has been given pursuant to Section 5.14(a) for as long as required by Section 5.14(b)), as determined on such date, by (y) 1.60, divided by (ii) the then effective Debt Service Constant.

               "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time.

               "Bankruptcy Remote Entity" means a Consolidated Subsidiary (i) one hundred percent of which is owned, directly or indirectly, by the Borrower and/or Guarantor and (ii) which is a so-called "bankruptcy remote special purpose vehicle" that meets the criteria in effect from time to time of the Rating Agencies.

               "Borrower" is defined in the Preamble and includes its successors.

               "Borrower Parties" means, collectively, the Borrower and Guarantor and "Borrower Party" means each of (or either of) the Borrower and the Guarantor, as applicable.

                    Amended and Restated Revolving Loan Agreement

               "Business Day" means a day of the week (but not a Saturday, Sunday or legal holiday) on which banks located in New York, New York, and London, England are open for carrying on substantially all of such banks' business functions and on which commercial banks are open for dealings in Dollar deposits in the London interbank market.

               "Capital Stock" means, with respect to any Person, all (i) shares, interests, participations or other equivalents (howsoever designated) of capital stock or partnership or other equity interests of such Person and
(ii) rights (other than debt securities convertible into capital stock or other equity interests), warrants or options to acquire any such capital stock or partnership or other equity interests of such Person.

               "Capitalized Lease Obligations" means all obligations of any Borrower Party or a Consolidated Subsidiary under Capitalized Leases.

               "Capitalized Leases" means all leases of any Borrower Party and its Consolidated Subsidiaries of real or personal property that are required to be capitalized on the consolidated balance sheets of such Persons in accordance with GAAP.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               "Collateral Pool" means, at any time, the pool of Collateral Properties at such time, but excluding any such Property with respect to which notice has been given pursuant to Section 5.14(a) for as long as required by Section 5.14(b).

               "Collateral Property" means any Retail Property that from time to time is subject to the Lien of a Mortgage and that satisfies the conditions set forth in Section 3.4 at the time such Retail Property first becomes a Collateral Property, but excluding any such Property with respect to which notice has been given pursuant to Section 5.14(a) for as long as required by Section 5.14(b).

               "Commitment" means the aggregate amount of the Secured Revolving Commitment and the Unsecured Revolving Commitment.

               "Consolidated Subsidiary" means each Subsidiary of each Borrower Party (whether now existing or hereafter created or acquired) the accounts of which are (or should be) consolidated with the accounts of such Borrower Party in its consolidated financial statements in accordance with GAAP.

               "Consolidated Total Debt" means, at any time, without duplication, the aggregate amount of all Debt of the Borrower Parties and their respective Consolidated Subsidiaries at such time.

               "Contingent Obligation" means, as to any Person, without duplication, any obligation, direct or indirect, contingent or otherwise, of such Person (i) with respect to any Debt of another Person, including any direct or indirect guarantee of such Debt (other than any endorsement for collection in the ordinary course of business) or any other direct or indirect obligation or liability,

                    Amended and Restated Revolving Loan Agreement by agreement or by operation of law (including without limitation, in the case of a partnership, the obligation of a general partner thereof) or otherwise, to pay or purchase or repurchase any such Debt or any security therefor, or to provide funds for the payment or discharge of any such Debt (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to provide funds to maintain the financial condition of the other Person, or (iii) otherwise to assure or hold harmless the holders of Debt of another Person against loss in respect thereof, including through minimum or guaranteed payment obligations under a master lease or similar arrangement. The amount of any Contingent Obligation shall be an amount equal to the maximum amount of such Person's liability in respect of the Debt (other than a Contingent Obligation) guaranteed or otherwise supported thereby (without duplication).

               "Contractual Obligation" means, as applied to any Person, any provision of any security issued by that Person or of any agreement or other instrument to which that Person is a party or by which it or any of the properties owned by it is bound or otherwise subject.

               "Controlled Group" means all domestic and foreign members of a controlled group of corporations under Section 1563(a) of the Code (determined without regard to Section 1563(b)(2)(C) of the Code) and all trades or businesses (irrespective of whether incorporated) that are under common control with any Borrower Party.

               "Debt" means, with respect to any Person, the aggregate amount of, without duplication: (i) all obligations for borrowed money; (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations to pay the deferred purchase price of property or services, except current trade liabilities and other accounts payable and accrued expenses incurred in the ordinary course of business;
(iv) all Capitalized Lease Obligations; (v) the aggregate redemption price or liquidation value of preferred stock that is subject to mandatory redemption, in whole or in part, at any time prior to the second anniversary of the Maturity Date; (vi) all obligations or liabilities of others secured by a Lien on any asset owned by such Person (other than taxes not yet delinquent) whether or not such obligation or liability is assumed by such Person; (vii) all obligations of such Person, contingent or otherwise, to reimburse the issuer in respect of any letters of credit or bankers' acceptances, and
(viii) all Contingent Obligations.

               "Debt Service" shall mean, for any period, the sum of (a) all regularly scheduled payments and mandatory prepayments of principal of Debt of the Borrower Parties, and their Consolidated Subsidiaries (without duplication) made during such period (exclusive of balloon payments at maturity or otherwise) plus (b) Interest Expense for such period.

               "Debt Service Constant" means, at any time, the greater of (i) the sum of (x) the then current Ten-Year Treasury Rate plus (y) 2.25% or (ii) 9.25%.

               "Debt Service Coverage Ratio" means, on the last day of each calendar month, the ratio of (i) EBITDA for the twelve (12) months then ended, to (ii) Debt Service for such twelve-month period.

               "Default" means any condition or event that, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

                    Amended and Restated Revolving Loan Agreement

               "Dollars" and "$" means lawful money of the United States of America.

               "EBITDA" means, for any period, consolidated net income (or loss) of the Borrower Parties and their Consolidated Subsidiaries (without duplication) for such period taken as a single accounting period plus (i) any loss (or minus any income) attributable to extraordinary items, (ii) losses (or minus any gains) from sales of assets, (iii) Interest Expense, (iv) taxes on, or measured by income, and (v) depreciation and amortization expense, in each case for such period.

               "Effective Date" means the earliest date upon which all of the conditions to the effectiveness of this Agreement set forth in Section 3.1 are satisfied.

               "Environmental Damages" means all claims, judgments, damages, losses, penalties, liabilities (including strict liability), costs and expenses, including costs of investigation, remediation, defense, settlement and attorneys' fees and consultants' fees, that are incurred at any time as a result of, relating to or in connection with, the existence of Hazardous Materials upon, about or beneath any Real Property or migrating or threatening to migrate to or from any Real Property (in any such case in violation of Environmental Requirements) or arising in any manner whatsoever out of any violation of Environmental Requirements.

               "Environmental Lien" means a Lien in favor of any Governmental Authority for Environmental Damages.

               "Environmental Requirements" means all Applicable Laws relating to Hazardous Materials or the protection of human health or the environment, including all requirements pertaining to reporting, permitting, investigation and remediation of releases or threatened releases of Hazardous Materials into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "ERISA Affiliate" means any Person that is or was a member of the controlled group of corporations or trades or businesses (as defined in Subsection (b), (c), (m) or (o) of Section 414 of the Code) of which any Borrower Party or any Consolidated Subsidiary is or was a member at any time within the last six years.

               "Event of Default" means any of the events specified in
Section 7.1.

               "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

               "Fees" means, collectively, the fees described in Section 2.5 hereof.

               "Fiscal Year" means the fiscal year of the Borrower and the Guarantor, which shall be the 12-month period ending on December 31 in each year or such other period as the Borrower

                    Amended and Restated Revolving Loan Agreement and the Guarantor may designate and the Lender may approve in writing. "Fiscal Quarter" or "fiscal quarter" means any quarter of a Fiscal Year.

               "Funding Date" means any date on which an Advance is (or is requested to be) made.

               "Funds From Operations" or "FFO" means consolidated net income of the Guarantor, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Borrower shall compute Funds From Operations in accordance with standards established from time to time by NAREIT.

               "GAAP" means generally accepted accounting principles as in effect in the United States of America (as such principles are in effect on the date hereof).

               "Governmental Approval" means an authorization, consent, approval, permit or license issued by, or a registration or filing with, any Governmental Authority.

               "Governmental Authority" means any nation and any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any tribunal or arbitrator of competent jurisdiction.

               "Guarantor" means Burnham Pacific Properties, Inc., a Maryland corporation.

               "Guaranty" means the General Continuing Repayment Guaranty to be executed by Guarantor in connection with the Agreement.

               "Hazardous Materials" means any chemical substance (i) the presence of which requires investigation or remediation under any Applicable Law; or (ii) that is or becomes defined as a "hazardous waste" or "hazardous substance" under any Applicable Law, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) or the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.); or (iii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any Governmental Authority; or (iv) the presence of which on any Real Property causes or threatens to cause a nuisance upon the Real Property or to adjacent properties or poses or threatens to pose a hazard to any Real Property or to the health or safety of Persons on or about any Real Property; or (v) which contains gasoline, diesel fuel or other petroleum hydrocarbons; or (vi) which contains polychlorinated biphenyls (PCBs) or asbestos.

               "Indemnified Liabilities" is defined in Section 8.1.3.

               "Indemnitees" is defined in Section 8.1.3.

               "Interest Expense" means, for any period, the sum (without duplication) for such period of (i) total interest expense of the Borrower Parties and their Consolidated Subsidiaries (without duplication), including without limitation (x) Fees payable pursuant to Section 2.5.2, (y) the

                    Amended and Restated Revolving Loan Agreement portion of any Capitalized Lease Obligations allocable to interest expense, and (z) amortization of costs related to interest rate protection contracts and rate buy-downs, to the extent such amortization is classified as "interest expense" under GAAP, (ii) capitalized interest (other than capitalized interest paid from any interest reserve established in connection with a construction loan), and (iii) interest incurred on any liability or obligation that constitutes a Contingent Obligation of the Borrower or any Consolidated Subsidiary.

               "Interest Payment Date" means the first Business Day in each month.

               "Interest Period" means each one-month period from and including an Interest Payment Date (or, in the case of the first Interest Period, from and including the Effective Date) to, but excluding, the next succeeding Interest Payment Date.

               "Investment" means, with respect to any Person, (i) any direct or indirect purchase or other acquisition by that Person of stock or securities, or any beneficial interest in stock or other securities, of any other Person, any partnership interest (whether general or limited) in any other Person, or all or any substantial part of the business or assets of any other Person, or (ii) any direct or indirect loan, advance or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

               "Lease" means any agreement, oral or written, relating to the leasing or occupancy of any Real Property.

               "Lender" is defined in the Preamble, subject to Section 8.5.2.

               "LIBOR" shall mean, for any Interest Period, the rate per annum determined by the Lender to the rate at which deposits in U.S. Dollars are offered to prime banks in the London interbank eurodollar market at approximately 11:00 a.m. (London, England time) on the date which is two (2) Business Days before the first day of such Interest Period for a one (1) month period, as quoted on Telerate page 3750 or on such replacement system as is then customarily used to quote the London interbank offered rate. If two or more such rates appear on Telerate page 3750 or associated pages, the applicable rate shall be the arithmetic mean of such offered rates. Each determination of the LIBOR shall be conclusive and binding absent manifest error.

               "Lien" means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge, or other encumbrance of any kind.

               "Loan Documents" means, collectively, this Agreement, the Security Documents, the Notes and any other agreement, instrument or other writing executed (or assumed) or delivered

                    Amended and Restated Revolving Loan Agreement by the Borrower in connection herewith from time to time and all exhibits and schedules to any of the foregoing and as any of the same may be amended from time to time.

               "Margin Regulations" means Regulations G, U and X of the Federal Reserve Board, as amended from time to time.

               "Margin Stock" means "margin stock" as defined in Regulation U.

               "Material", "Material Adverse Effect" or "Material Adverse Change" means (i) a condition or event material to, (ii) a material adverse effect on or (iii) a material adverse change in, as the case may be, any one or more of the following: (A) the business, assets, results of operations, financial condition or prospects of the Borrower Parties and their Consolidated Subsidiaries taken as a whole or (B) the ability of the Borrower or Guarantor to perform its obligations under any Loan Document to which it is a party. (determined in each reference, with respect to the Borrower only, as if the Borrower owned all real properties and Investments of the Guarantor as of the date required by the context in which such reference is made).

               "Material Environmental Event" means, with respect to any Real Property, (i) a violation of any Environmental Requirement or (ii) the presence of Hazardous Materials on, about or under such Real Property that, under or pursuant to any Environmental Requirement, would require remediation if, in any such case, the total cost to the Borrower and its Subsidiaries of remedying such violation of such Environmental Requirement or remediating such Hazardous Materials reasonably could be expected to exceed $250,000.

               "Material Lease" means any Lease (or group of leases at any single Property to Affiliates of a Person) demising 3,000 square feet or more.

               "Maturity Date" means November 18, 1998, as such date may be extended in accordance with the terms hereof.

               "Mortgages" shall mean, collectively, each (i) mortgage, deed of trust, assignment of rents, security agreement and fixture filing and similar instrument executed by or assumed by the Borrower in favor of the Lender and, in the case of a deed of trust, the trustee, acting for the benefit of the Lender, (ii) assignment of lessor's interest in leases and rents executed by or assumed by the Borrower in favor of the Lender, (iii) assignment of agreements, permits and contracts executed by or assumed by the Borrower in favor of the Lender, and (iv) financing statements executed by the Borrower in favor of the Lender, in each case covering the Collateral Properties as security for the Secured Advances, in substantially the form of Exhibit E attached hereto with such changes thereto as the Lender may reasonably require to conform such security instrument to the form customarily used in the jurisdiction in which a Collateral Property is located, as such may be modified and supplemented and in effect from time to time.

               "Multiemployer Plan" means a "multiemployer plan" as defined in Section 3(37) and Section 4001(a)(3) of ERISA to which any Borrower Party or any of its ERISA Affiliates is making or accruing an obligation to make contributions or to which any such Person has made or accrued an obligation to make contributions.

                    Amended and Restated Revolving Loan Agreement

               "NAREIT" means the National Association of Real Estate Investment Trusts.

               "Note" means a Secured Revolving Note or an Unsecured Revolving Note, as the case may be.

               "Notice of Borrowing" is defined in Section 2.1.3.

               "Obligations" means all present and future obligations and liabilities of the Borrower and the Guarantor of every type and description arising under or in connection with this Agreement, the Mortgages, the Notes and the other Loan Documents due or to become due to the Lender or any Person entitled to indemnification, or any of the Lender's successors or permitted transferees, whether for principal, interest, Fees, expenses, indemnities or other amounts (including attorneys' fees and expenses) and whether due or not due, direct or indirect, joint or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, and whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable.

               "Pension Plan" means any pension plan subject to Title IV of ERISA including a Multiemployer Plan and any money purchase pension plan subject to the funding requirements of Section 412 of the Code.

               "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having, at the time of acquisition, the highest rating obtainable from either Standard & Poor's Ratings Group, a division of McGraw-Hill Inc., or Moody's Investors Service, Inc., (iii) commercial paper having, at the time of acquisition, the highest rating obtainable from either Standard & Poor's Ratings Group, a division of McGraw-Hill Inc., or Moody's Investors Service, Inc., (iv) certificates of deposit, other time deposits, and bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank operating under the laws of the United States or any state thereof or the District of Columbia that has combined capital and surplus of not less than $500,000,000, or (v) institutional money market funds organized under the laws of the United States of America or any state thereof that invest solely in any of the Investments permitted under the foregoing clauses (i), (ii), (iii), and (iv).

               "Person" means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof and, for the purpose of the definition of "ERISA Affiliate", a trade or business.

                    Amended and Restated Revolving Loan Agreement

               "Plan" means any pension, retirement, disability, defined benefit, defined contribution, profit sharing, deferred compensation, employee stock ownership, employee stock purchase, health, life insurance, or other employee benefit plan or arrangement, irrespective of whether any of the foregoing is funded, maintained or contributed to by any Borrower Party or any of its ERISA Affiliates.

               "Post-Default Rate" means, at any time, a rate per annum equal to the Applicable LIBO Rate in effect at such time plus 5%.

               "Prohibited Transaction" means a transaction that is prohibited under Section 4975 of the Code or Section 406 or 407 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

               "Properties" means, at any time, all Real Properties in the Unencumbered Pool or the Collateral Pool, and "Property" means any of such Real Properties.

               "Property Expenses" means, for any Real Property, for any twelve-month period, all operating expenses relating to such Real Property in such period determined in accordance with GAAP, adjusted to exclude (to the extent otherwise included in the determination thereof) Debt Service and depreciation and amortization expense.

               "Property Income" means, for any Real Property, for any period, all gross revenue from the ownership or operation of such Real Property (but excluding (x) income from a sale or other capital transaction, (y) proceeds of business interruption insurance, and (z) tenant security deposits (except, and to the extent, that such security deposits are forfeited and applied to pay the forfeiting tenant's obligations under a Lease)), service fees and charges (other than amounts paid to a merchants' association or promotional association) and all Recoveries in such period.

               "Property NOI" means, for any Real Property for any twelve-month period, (i) Property Income for such period minus (ii) Property Expenses for such period.

               "Property-Specific Breach" means a breach of a representation or warranty or an affirmative covenant set forth in this Agreement or any other Loan Documents with respect to a Property, which breach would not be a Default or an Event of Default hereunder if such Property were not in the Collateral Pool or in the Unencumbered Pool and, in the case of a Collateral Property, if Borrower had not executed and delivered a Mortgage with respect to such Property.

               "Property-Specific Event" means (i) a condition or event material to, (ii) a material adverse effect on or (iii) a material adverse change affecting, the results of operations or prospective Adjusted Property NOI or Property NOI of any Property such that, at any time and in the Lender's reasonable judgment, the Adjusted Property NOI or Property NOI for such Property as determined at any time in the twelve-month period after such time is likely to be materially less than the Adjusted Property NOI or Property NOI for such Property as determined at such time.

                    Amended and Restated Revolving Loan Agreement

               "Rating Agency" shall mean any rating agency or agencies selected by the Lender from time to time, including, but not limited to, Standard & Poor's Ratings Group, a division of McGraw-Hill Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service Inc.

               "Real Properties" means the parcels (or portions thereof) of real property, improvements and fixtures thereon and appurtenances thereto now or hereafter owned by the Borrower or in which it has a subsisting ground leasehold interest; and "Real Property" means any of them.

               "Recoveries" means, with respect to any Retail Property, all amounts paid by tenants under leases of all or a portion of such Retail Property for reimbursement of amounts expended (or deemed expended) by the Borrower with respect to such Retail Property, in all cases excluding scheduled monthly base rent and percentage rent, refundable deposits and amounts paid to merchant's associations.

               "Regulation G" means Regulation G of the Federal Reserve Board, as amended from time to time.

               "Regulation U" means Regulation U of the Federal Reserve Board, as amended from time to time.

               "Regulation X" means Regulation X of the Federal Reserve Board, as amended from time to time.

               "Responsible Officer" is defined in Section 2.1.3.2.

               "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any Capital Stock of the any Borrower Party or any Subsidiary now or hereafter outstanding, except (a) a dividend or other distribution payable solely in shares of Capital Stock of such Borrower Party or such Subsidiary, as the case may be, (b) the issuance of equity interests upon the exercise of outstanding warrants, options or other rights, including without limitation the issuance of equity interests in the Guarantor in exchange for equity interests in the Borrower, pursuant to the Borrower's partnership agreement as in effect on the date hereof, and
(c) a dividend or distribution on account of Capital Stock of a Subsidiary
(A) that is paid to a Borrower Party or a Subsidiary, or (B) that is made pro rata to all holders of Capital Stock of such Subsidiary, or (C) that is paid to any Person as required under any document or instrument governing the rights or preferences of such Capital Stock as in effect at the time such Person first acquires such Capital Stock (or any Capital Stock in respect of which such Capital Stock is issued), (ii) any redemption, retirement, sinking fund or similar payment, repurchase or other acquisition for value, direct or indirect, of any Capital Stock of any Borrower Party or any Subsidiary now or hereafter outstanding, except (x) conversion of Capital Stock of a Borrower Party into Capital Stock of the Borrower and (y) redemption or repurchase of Capital Stock of a Subsidiary from a Person that holds a minority interest in such Subsidiary that is required under any document or instrument governing the rights and preferences of such Capital Stock as in

                    Amended and Restated Revolving Loan Agreement effect at the time such Person first acquires such Capital Stock (or any Capital Stock in respect of which such Capital Stock is issued).

               "Retail Property" means any Real Property that is (w) a neighborhood or community shopping center, whether or not there is an anchor tenant, (x) a factory outlet center, or (y) a promotional or power center, or
(z) an entertainment center.

               "SEC" means the United States Securities and Exchange Commission, and any successor.

               "Secured Advance" is defined in Section 2.1.1.

               "Secured Overdraw" is defined in Section 2.7.2.

               "Secured Revolving Commitment" means the amount set forth as the Lender's "Secured Revolving Commitment" on Schedule 1.1A, as reduced or terminated from time to time pursuant to the terms hereof.

               "Secured Revolving Note" means the Amended and Restated Secured Revolving Note made payable to the order of the Lender, in substantially the form of Exhibit A-1 hereto, as amended from time to time.

               "Senior Officer" means the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer of the Guarantor.

               "Single Employer Plan" means a Plan other than a Multiemployer Plan.

               "Subsidiary" shall mean any (i) corporation of which at least a sufficient number of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by a Borrower Party or one or more of a Borrower Party's other Subsidiaries or (ii) partnership or other entity with respect to which any Borrower Party has possession, directly or indirectly, of the power to direct or cause the direction of management or policies of such partnership or other entity. "Wholly-Owned Subsidiary" shall mean any such Subsidiary of which all of the equity, other than directors' qualifying shares, is so owned or controlled by a Borrower Party.

               "Ten-Year Treasury Rate" means, as of any date of determination, the yield of United States Treasury Constant Maturities with a term most nearly approximating that of noncallable United States Treasury obligations having a maturity as close as possible to ten (10) years from the date of determination as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by Lender for the week prior to the date of determination.

                    Amended and Restated Revolving Loan Agreement

               "Total Capitalization" means, with respect to the Borrower, at any time, the sum of (i) the product of (x) the last closing sale price prior to such time of shares of each class of Capital Stock of the Guarantor that is publicly traded, on the principal stock exchange on which shares of such class of Capital Stock are listed, multiplied by (y) the sum of (1) number of shares of Capital Stock of such class that are issued and outstanding at such time, plus (2) the number of shares of Capital Stock of such class issuable upon exchange of partnership interests in the Borrower, plus (ii) the aggregate stockholders' equity attributed to shares of each class of Capital Stock of the Guarantor that is not publicly traded, as reflected in the most recent consolidated balance sheet of the Guarantor delivered to the Lender pursuant to Section 5.1 hereof, plus (iii) the aggregate principal amount of Debt of the Borrower Parties and their Consolidated Subsidiaries (without duplication) outstanding at such time.

               "Unencumbered Asset" means any Real Property that satisfies all of the following conditions:

                    (i) fee simple title to, or a ground leasehold interest in, such Real Property is held by the Borrower, free and clear of any Lien (other than (a) easements, covenants, and other restrictions, charges or encumbrances not securing Debt that do not interfere materially with the ordinary operations of the property and do not materially detract from the value of the property; (b) building restrictions, zoning laws and other Applicable Laws, (c) leases and subleases of the property in the ordinary course of business, (d) property taxes not yet delinquent; and (e) involuntary Liens that secure obligations being contested in good faith by appropriate proceedings and with respect to which the Borrower has, within thirty (30) days after the attachment of such Lien, recorded or obtained a bond or other security which has the effect of removing such Lien under Applicable Law (the Liens referred to in clauses (a), (b), (c) and (d) being referred to as "Permitted Encumbrances"));

                   (ii) the Borrower (or the Guarantor, pursuant to the Original Loan Agreement) has delivered to the Lender a certificate to the effect that (x) to the best of the Borrower's (or the Guarantor, pursuant to the Original Loan Agreement) knowledge, no Material Environmental Event has occurred and is continuing with respect to such Real Property; and (y) in the event that a property condition report with respect to such Real Property was prepared for the Borrower (or the Guarantor, pursuant to the Original Loan Agreement) within 12 months preceding the time that such Real Property becomes an Unencumbered Asset, such report reflects no material deferred maintenance requirements for such Real Property, and, in any case, the Borrower (or the Guarantor, pursuant to the Original Loan Agreement) knows of no material deferred maintenance requirements for such Real Property;

                   (iii) the Real Property has been expressly approved by the Lender in writing as eligible for inclusion in the Unencumbered Pool in its reasonable discretion or has been deemed approved by the Lender pursuant to
Section 5.13(c) hereof; and

                    (iv) the Real Property has been designated by the Borrower (or the Guarantor, pursuant to the Original Loan Agreement) as an Unencumbered Asset.

                    Amended and Restated Revolving Loan Agreement

               Unless the Borrower shall have notified the Lender to the contrary, the Real Properties listed as "Unencumbered Assets" in the Compliance Certificate most recently delivered to the Lender shall be considered designated by the Borrower as Unencumbered Assets pursuant to clause (iv) above. As of the Effective Date, all of the Real Properties that have been approved by the Lender as eligible for inclusion in the Unencumbered Pool pursuant to clause (iii) above are set forth on Schedule 1.1B.

               "Unencumbered Asset Value" means, at any time, the sum of the Asset Values at such time of all of the Unencumbered Assets that then are in the Unencumbered Pool.

               "Unencumbered Pool" means, at any time, the pool of Unencumbered Assets at such time, but excluding any such Property with respect to which notice has been given pursuant to Section 5.13(a) for as long as required by Section 5.13(b).

               "Unsecured Advance" is defined in Section 2.1.1.

               "Unsecured Revolving Commitment" means the amount set forth as the Lender's "Unsecured Revolving Commitment" on Schedule 1.1A, as reduced or terminated from time to time pursuant to the terms hereof.

               "Unsecured Revolving Note" means the Amended and Restated Unsecured Revolving Note made payable to the order of the Lender, in substantially the form of Exhibit A-2 hereto, as amended from time to time.

               Section 1.2.  Related Matters.

                    1.2.1. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Schedules and the Exhibits) and not to any particular provision of this Agreement. Article, section, subsection, exhibit, schedule, recital and preamble references in this Agreement are to this Agreement unless otherwise specified. References in this Agreement to any agreement, other document or law "as amended" or "as amended from time to time", or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals, waivers or other modifications. References in this Agreement to any law (or any part thereof) include any rules and regulations promulgated thereunder (or with respect to such part) by the relevant Governmental Authority, as amended from time to time. References herein to any Schedule shall mean such Schedule as attached to the Original Loan Agreement, as amended from time to time pursuant thereto or pursuant hereto. References herein to any delivery to the Lender hereunder shall be deemed to include each similar delivery to the Lender heretofore made by or on behalf of the Guarantor, as Borrower, under the Original Loan Agreement.

                    1.2.2. Determinations. Any determination or calculation contemplated by Section 2.3.2 of this Agreement that is made by the Lender shall be final and conclusive and

                    Amended and Restated Revolving Loan Agreement binding upon the Borrower, in the absence of manifest error. References in this Agreement to any "determination" by the Lender include good faith estimates by the Lender (in the case of quantitative determinations), and good faith beliefs by the Lender (in the case of qualitative determinations).
 All references herein to "discretion" of the Lender (or terms of similar import) shall, unless otherwise expressly provided in respect of any particular determination, mean "absolute and sole discretion". All consents and other actions of the Lender contemplated by this Agreement may be given, taken, withheld or not taken in the Lender's discretion (whether or not so expressed), except as otherwise expressly provided herein.

                    1.2.3. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent (except for changes that the independent public accountants of the Borrower deem necessary in order to allow them to render an unqualified opinion to the Borrower and for changes that are not deemed so necessary but are concurred in by such independent public accountants and the Lender) with the audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries referred to in Section 4.5.1.

                    1.2.4. Assumption. Borrower hereby assumes and agrees to perform all of the Guarantor's obligations under the Original Loan Agreement or the "Loan Documents" (as defined therein) whenever arising. Lender hereby consents to the transfer of all Real Properties to Borrower.

                                ARTICLE 2.

                  AMOUNT AND TERMS OF THE CREDIT FACILITIES

               Section 2.1.  Credit Facilities.

                    2.1.1. Commitments and Advances. Upon the terms and subject to the conditions set forth in this Agreement, the Lender hereby agrees, at any time from and after the Effective Date until the Business Day next preceding the Maturity Date, to make advances that are secured by the Lien of the Mortgages on the Collateral Properties (each, a "Secured Advance,") to the Borrower in an aggregate principal amount not to exceed, at any time outstanding, the lesser of (x) the Available Amount at such time or
(y) the Secured Revolving Commitment. The Lender also agrees, at any time and from and after the Effective Date until the Business Day next preceding the Maturity Date, upon the terms and subject to the conditions set forth in this Agreement, to make unsecured advances (each, an "Unsecured Advance") to the Borrower in an aggregate principal amount not to exceed at any time outstanding the Unsecured Revolving Commitment. Advances may be voluntarily prepaid and, subject to the provisions of this Agreement, any amounts so prepaid may be re-borrowed, up to the amount available under this Section
2.1.1 at the time of such re-borrowing. The Borrower hereby agrees that all outstanding Secured Advances and Unsecured Advances made by the Lender under the Original Loan Agreement shall be deemed to be Secured Advances and Unsecured Advances hereunder,

                    Amended and Restated Revolving Loan Agreement respectively, and shall be evidenced by the Secured Revolving Note and the Unsecured Revolving Note, respectively.

                    2.1.2.  Minimum Amounts.  Advances made under this
Section 2.1 shall be in a minimum amount of $500,000 and integral multiples of $250,000 in excess thereof.

                    2.1.3.  Notice of Borrowing.

                         2.1.3.1. When the Borrower desires to borrow pursuant to Section 2.1, it shall deliver to the Lender a Notice of Borrowing in substantially the form of Exhibit B, duly completed and executed by a Responsible Officer (a "Notice of Borrowing"), no later than 10:00 a.m. (California time) at least two (2) Business Days before the proposed Funding Date. Each Notice of Borrowing shall specify whether the requested Advance is to be a Secured Advance or an Unsecured Advance.

                         2.1.3.2. The Borrower shall notify the Lender of the names of its officers and employees authorized to request and take other actions with respect to Advances on behalf of the Borrower (each a "Responsible Officer") and shall provide the Lender with a specimen signature of each such officer or employee. The Lender shall be entitled to rely conclusively on a Responsible Officer's authority to request and take other actions with respect to Advances on behalf of the Borrower until the Lender receives written notice to the contrary. The Lender shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing.

                    2.1.4. Funding. Subject to and upon satisfaction of the applicable conditions set forth in Article 3 as determined by the Lender as set forth therein, the Lender shall make the proceeds of the requested Advances available to the Borrower in Dollars by transferring immediately available funds to such account as from time to time may be designated by the Borrower.

               Section 2.2. Use of Proceeds. The proceeds of the Advances shall be used by the Borrower for general corporate purposes, including, without limitation, refinancing secured or unsecured Debt, payment of loan fees (including, without limitation, fees in respect of the Advances pursuant to Section 2.5), property development costs, property acquisition costs, capital improvements and working capital, in each case to the extent otherwise permissible hereunder. No part of the proceeds of the Advances shall be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose or for any other purpose that otherwise violates the Margin Regulations.

               Section 2.3.  Interest.

                    2.3.1.  Interest Rate.

                         2.3.1.1. So long as no Event of Default exists, the unpaid principal amount of all Advances shall bear interest at the Applicable LIBO Rate.

                    Amended and Restated Revolving Loan Agreement

                         2.3.1.2. During such time as an Event of Default exists (whether or not the Obligations have then become due and payable by acceleration) and from and after the Maturity Date, the interest rate applicable to the then outstanding principal balance of all Advances shall be the Post-Default Rate.

                    2.3.2. Determination of Rate. The Lender shall, on the second Business Day preceding the first day of each Interest Period, determine the Applicable LIBO Rate for such Interest Period.

                    2.3.3. Payment of Interest. Accrued interest shall be due and payable in arrears on each Interest Payment Date and on the Maturity Date.

                    2.3.4. Computations. Interest on the Advances and other amounts payable hereunder or the other Loan Documents shall be computed on the basis of a 360-day year and the actual number of days elapsed.

                    2.3.5. Maximum Lawful Rate of Interest. The rate of interest payable on any Advances or other amount shall in no event exceed the maximum rate permissible under Applicable Law. If the rate of interest payable on any Advances or other amount is ever reduced as a result of this Section and at any time thereafter the maximum rate permitted by Applicable Law shall exceed the rate of interest provided for in this Agreement, then the rate provided for in this Agreement shall be increased to the maximum rate provided by Applicable Law for such period as is required so that the total amount of interest received by the Lender is that which would have been received by the Lender but for the operation of the first sentence of this Section.

               Section 2.4.  Note, Etc.

                    2.4.1. Advances Evidenced by Note. The Secured Advances made by the Lender shall be evidenced by the Secured Revolving Note. The Unsecured Advances made by the Lender shall be evidenced by the Unsecured Revolving Note. Each Note shall be dated the Effective Date and stated to mature in accordance with the provisions of this Agreement.

                    2.4.2. Notation of Amounts and Maturities, Etc. The Lender is hereby irrevocably authorized to record on the schedule attached to the Notes (or a continuation thereof) the information contemplated by such schedule. The failure to record, or any error in recording, any such information shall not, however, affect the obligations of the Borrower hereunder or under any Note to repay the principal amount of the Advances evidenced thereby, together with all interest accrued thereon. All such notations shall constitute prima facie evidence of the accuracy of the information so recorded.

               Section 2.5.  Fees.

                    2.5.1.  Intentionally Omitted.


                    Amended and Restated Revolving Loan Agreement

                    2.5.2. On each Funding Date, the Borrower shall pay to the Lender a fee in an amount equal to 0.25% of the principal amount of the Advances made by the Lender on such Funding Date.

                    2.5.3.  Upon extension of the Maturity Date pursuant to
Section 2.6.2, the Borrower shall pay to the Lender an extension fee (the "Extension Fee") equal to .50% of the aggregate Commitments.

                    2.5.4. All Fees shall be fully earned when payable hereunder and shall be non-refundable.

                    2.5.5. The Borrower, and by its consent hereto, the Guarantor, hereby grants to the Lender a right of first refusal with respect to any proposed financing or refinancing of any Real Property owned by any Borrower Party or any Affiliate of any Borrower Party. Within ten (10) days after such Borrower Party has determined that it intends (or its Affiliate intends) to finance or refinance any of such Real Properties, such Borrower Party shall notify the Lender of such intent. In the event that, after discussions with the Lender, such Borrower Party desires to seek bona fide financing proposals from third parties with respect to such Real Property such Borrower Party shall inform the Lender as to the material terms of any such proposal. If such Borrower Party indicates to the Lender that such Borrower Party intends to accept (or thereafter accepts) any of such proposals (an "Acceptable Proposal"), such Borrower Party shall so inform the Lender and, if the Lender indicates that it intends to match such Acceptable Proposal but requires written verification thereof, then such Borrower Party shall obtain a written definitive proposal from a bona-fide third party lender, and such Borrower Party shall thereupon send a copy of such written proposal to the Lender. The Lender shall have ten (10) days after receipt of such written proposal to elect to agree to finance such Real Property upon the terms described in such written definitive proposal with no material deviations therefrom. If the Lender agrees to finance such Real Property on the terms described in such written proposal with no material deviations therefrom, then such Borrower Party shall, or shall cause its Affiliate to, if such Borrower Party elects to proceed with such financing, consummate such financing with reasonable diligence, subject to satisfaction of the conditions precedent in such written proposal and the Lender's reasonable and customary conditions precedent. In the event that the Lender fails to so elect in writing in such ten (10) day period to finance such Real Property or indicates that it does not intend to match such Acceptable Proposal, then the Lender shall be deemed to have elected not to so finance such Real Property. In such event, such Borrower Party (or such Affiliate of such Borrower Party, as the case may be), shall have a period of ninety (90) days in which to consummate the financing described in such written definitive proposal or Acceptable Proposal, as applicable, with such Person with respect to such Real Property. If either (i) such transaction is not so consummated on or prior to the conclusion of such ninety (90) day period with such Person, or
(ii) there are material changes to the terms of the financing set forth in such definitive written proposal or Acceptable Proposal, as applicable (with any increase in interest rate or spread, reduction in proceeds, increase in fees (other than reimbursements), or shortening of final maturity being conclusively deemed material), then the financing of such Real Property shall again be subject to Lender's right of first refusal, and such Borrower Party shall thereafter again be obligated to comply with this Section 2.5.5 with respect to such Real Property as set

                    Amended and Restated Revolving Loan Agreement forth herein. The foregoing right of first refusal shall expire upon the later to occur of the indefeasible satisfaction of the Obligations or the Maturity Date (or any extension thereof pursuant hereto).

               Section 2.6.  Termination, Reduction and Extension of Commitment.

                    2.6.1. The Lender's Commitments shall terminate without further action on the part of the Lender on the Maturity Date unless such Maturity Date is extended pursuant to Section 2.6.2. In addition, the Commitments shall terminate in accordance with Section 7.3.

                    2.6.2. The Borrower may, by written notice to the Lender not less than 60 days and not more than 120 days before the Maturity Date, request that the Maturity Date be extended to the date that is one year following the Maturity Date; provided that the Maturity Date may be so extended only one time. If the Borrower shall so request such an extension, the Maturity Date shall be automatically extended to the date that is one year following the Maturity Date; provided that no such extension shall be effective unless (a) no Default or Event of Default shall exist either on the date of the notice requesting such extension or on the Maturity Date then in effect, (b) each of the representations and warranties of the Borrower set forth in the Loan Documents shall be true and complete in all material respects on and as of each such date with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (c) the Borrower has paid the Extension Fee to the Lender.

                    2.6.3. The Borrower shall have the right, at any time or from time to time after the Effective Date, to terminate in whole or permanently reduce in part, without premium or penalty, the unused Secured Revolving Commitment or unused Unsecured Revolving Commitment to an amount not less than the aggregate principal amount of Secured Advances or Unsecured Advances, respectively, outstanding at such time, by giving the Lender written notice of such termination or reduction and the amount of any partial reduction. Any such termination or partial reduction shall be irrevocable and shall be effective on the date specified in the Borrower's notice and shall be in a minimum amount of $250,000 and an integral multiple thereof.

               Section 2.7.  Repayments and Prepayments.

                    2.7.1. Repayment. The unpaid principal amount of all Advances shall be paid in full on the Maturity Date.

                    2.7.2. Mandatory Prepayment of Excess Advances. If at any time the outstanding principal amount of all Secured Advances exceeds that lesser of (v) the then Available Amount or (w) the Secured Revolving Commitment (such excess shall be referred to herein as the "Secured Overdraw"), the Borrower shall, no later than the third Business Day after which the Borrower learns or is notified of the excess, make mandatory prepayments of the Secured Advances to the extent necessary such that, after such repayment, such excess is eliminated; provided, however, that if the only Default or Event of Default hereunder at such time is such excess outstanding balance of Secured Advances, and if at such time the positive

                    Amended and Restated Revolving Loan Agreement amount obtained by subtracting (x) the outstanding principal balance of the Unsecured Advances from (y) the Unsecured Revolving Commitment, exceeds the Secured Overdraw, then upon satisfaction of the conditions precedent herein to the making of an Unsecured Advance (other than the two (2) Business Day advance notice requirement of Section 2.1.3.1 hereof) on or prior to the expiration of such three (3) Business Day period, the Lender shall be deemed to have made, and the Borrower shall be deemed to have borrowed, an Unsecured Advance in the amount of the Secured Overdraw, the proceeds of which shall be deemed to have been applied to repay Secured Advances. If at any time the outstanding principal amount of all Unsecured Advances exceeds the Unsecured Revolving Commitment, the Borrower shall, on the third Business Day after the Borrower learns or is notified of the excess, make mandatory prepayments of the Unsecured Advances to the extent necessary such that, after such repayment, such excess is eliminated.

                    2.7.3. Optional Prepayment. The Borrower may, at any time and from time to time, prepay the Advances, in each case in the minimum amount of $250,000 (or in such lesser amount of Secured Advances or Unsecured Advances as may be outstanding at the time of such a prepayment) and integral multiples of $250,000 in excess thereof, and, upon the terms and subject to the conditions hereof, reborrow Advances. The Borrower shall specify, as to each optional prepayment pursuant to this Section 2.7.3, whether such prepayment is to be applied to outstanding Secured Advances or Unsecured Advances.

                    2.7.4. Mandatory Prepayment in Certain Events. If any Borrower Party at any time (x) sells or otherwise disposes of any Real Property, (y) issues and sells any shares of Capital Stock or (z) incurs any Debt described in clause (i) or (ii) of the definition of the term "Debt", and receives net cash proceeds equal to or in excess of the minimum prepayment amount specified in Section 2.7.3, then the Borrower shall give written notice thereof to the Lender and, if such net cash proceeds are not invested or reinvested within 20 Business Days in a manner not prohibited by
Section 6.1, then upon request therefor by the Lender, the Borrower shall apply the remaining uninvested net cash proceeds of such sale, issuance or incurrence received by any Borrower Party to repay any outstanding Unsecured Advances.

                    2.7.5. Repayment on Reconveyance of Collateral Pool. If at any time there is no Collateral Property (or the Collateral Pool is not deemed to contain any Collateral Property), upon written demand by Lender the Borrower shall thereupon repay the then outstanding principal amount of Unsecured Advances, together with all accrued and unpaid interest thereon, and the Commitments shall terminate.

2.7.6. Reinstatement. To the extent the Lender receives payment of any amount under the Loan Documents, whether by way of payment by the Borrower, set-off or otherwise, which payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, other law or equitable cause, in whole or in part, then, to the extent of such payment received, the Obligations or part thereof intended to be satisfied thereby shall be revived and continue in full force and effect as if such payment had not been received by the Lender.

                    Amended and Restated Revolving Loan Agreement

                  Section 2.8. Manner of Payment. Except as otherwise expressly provided, the Borrower shall make each payment hereunder or under the other Loan Documents to the Lender in Dollars and in immediately available funds, without any deduction for any set-off, recoupment, counterclaim, taxes or tax withholding or otherwise, not later than 11:00 a.m. (California time) on the due date thereof. Any payments received after 11:00 a.m. (California time) on any Business Day shall be deemed received on the next succeeding Business Day. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall instead by made on the next succeeding Business Day. Delivery shall be made in accordance with the written instructions from time to time given to the Borrower by the Lender.

                                      ARTICLE 3.

                           CONDITIONS PRECEDENT TO ADVANCES

            Section 3.1. Conditions Precedent to Effective Date. The occurrence of the Effective Date and the obligation of the Lender to make any Advances on any Funding Date shall be subject to the satisfaction of the following conditions precedent:

                 3.1.1. Effective Date. The Effective Date shall occur on or before December 31, 1997.

                 3.1.2. Certain Documents. The Lender shall have received the documents listed on Schedule 3.1.2, all of which shall be in form and substance satisfactory to the Lender.

                 3.1.3. Fees and Expenses Paid. The Borrower shall have paid all out-of-pocket expenses due and payable on or before the Effective Date, including all reasonable legal fees and disbursements of the Lender's counsel for which the Borrower shall have been billed on or prior to such date.

                 3.1.4. Title Insurance. Lender shall have received with respect to each of the Collateral Properties (as defined in the Original Loan Agreement) title endorsements issued by the Title Company (as hereinafter defined) satisfactory to Lender dating down each of the title insuring the first priority of the Liens created under the Mortgages (as defined in the Original Loan Agreement and as amended in connection with the execution of this Agreement) and showing that the Mortgages are subject only to such liens (other than those described in Part II of Schedule B to the title policies currently ensuring the liens of the Mortgages or those to which Lender has agreed in writing) as are acceptable to Lender or permitted by the express terms of the relevant Mortgage, as amended.

                 3.1.5. General. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded in form and substance reasonably satisfactory to the Lender and the Lender shall have received all such counterpart originals or certified copies thereof as the Lender may request, including, without limitation the Guaranty executed by Guarantor.

                    Amended and Restated Revolving Loan Agreement

            Section 3.2. Conditions Precedent to Advances. The obligation of the Lender to make any Advances on any Funding Date shall be subject to the following conditions precedent:

                 3.2.1. Effective Date. The conditions precedent set forth in Section 3.1 shall have been satisfied or waived in writing by the Lender before the Notice of Borrowing is given.

                 3.2.2. Notice of Borrowing. The Borrower shall have delivered to the Lender, in accordance with the applicable provisions of this Agreement, a Notice of Borrowing in respect of the proposed Advance.

                 3.2.3. Available Amount. In the case of a proposed Secured Advance, the aggregate outstanding principal amount of Secured Advances (after giving effect to the proposed Secured Advance) shall not be greater than the lesser of (x) the Secured Revolving Commitment, or (y) Available Amount.

                 3.2.4. Pro Forma Debt Service Coverage Ratio. On the Funding Date, the ratio of (i) EBITDA for the twelve (12) months immediately preceding the Funding Date, to (ii) pro forma Debt Service in respect of all Debt of the Borrower Parties and their Consolidated Subsidiaries (without duplication) outstanding on such Funding Date (including the Advances proposed to be made on such Funding Date) for the twelve (12) month period beginning on the first day of the first full month following such Funding Date (assuming that all such Debt will remain outstanding for the entire twelve-month period and will bear interest throughout such period at the interest rate applicable thereto on the Funding Date), shall be not less than
1.75 to 1.00.

                 3.2.5. Pro Forma Consolidated Total Debt to Total Capitalization of the Borrower. On the Funding Date, after giving pro forma effect to the Advances proposed to be made on such Funding Date, the ratio of Consolidated Total Debt to Total Capitalization of the Borrower shall not be greater than 65.00%.

                 3.2.6. Representations and Warranties. All of the representations and warranties of the Borrower contained in the Loan Documents shall be true and correct in all material respects on and as of the Funding Date as though made on and as of that date (except to the extent that such representations and warranties expressly were made only as of a specific date).

                 3.2.7. No Default. No Default or Event of Default shall exist or result from the making of the Advance.

                 3.2.8. No Material Adverse Change. No Material Adverse Change shall have occurred since September 30, 1996 (determined as if the Borrower owned all real properties and Investments of the Guarantor as of such date).

                 Each borrowing of an Advance shall constitute a representation and warranty by the Borrower as of the Funding Date that the conditions contained in Sections 3.2.1 through 3.2.8 have been satisfied.

                      Amended and Restated Revolving Loan Agreement

            Section 3.3. Additional Conditions Precedent and Provisions Applicable to Certain Acquisition Advances. In the event that the Borrower desires to acquire a Retail Property that, once acquired, will qualify as a Collateral Property and in connection therewith Borrower intends to request a Secured Advance that would cause the aggregate outstanding principal amount of Secured Advances to exceed the Available Amount, then the Lender shall make such Secured Advance for the purpose of acquiring such Retail Property if, in addition to satisfaction of all of the other conditions set forth in this Agreement, all of the following conditions shall be satisfied as of the Funding Date:

                 (i) The Borrower shall have delivered to the Lender the information and documents required to be delivered under Section 3.4 as to such Retail Property, and such Retail Property shall be approved as eligible for inclusion in the Collateral Pool in accordance with Section 3.4;

                 (ii) The Borrower shall have delivered to the Lender, together with the Notice of Borrowing referred to in Section 3.2.2, a certificate, in substantially the form of Exhibit C-3 (a "Certificate of Property Acquisitions") together with the attachments referred to therein, executed by a Senior Officer of the Borrower, describing the Retail Property to be acquired, designating such Retail Property as a Collateral Property effective upon consummation of the acquisition of such Retail Property, and setting forth the Available Amount as if such Retail Property were a Collateral Property as of the date of such Certificate of Property Acquisitions;

                 (iii) All statements set forth in the certificate referred to in clause (ii) above shall be true and correct as of the date thereof and the Funding Date;

                 (iv) The Borrower shall have provided to the Lender such information as may be reasonably requested by the Lender in order to verify the terms, timing and method of payment specified in the contract between the Borrower, as purchaser of the Retail Property to be acquired, and the seller of such property, or to determine compliance with this Section 3.3; and

                 (v) On the Funding Date, substantially contemporaneously with the funding of such Secured Advance, all of the conditions precedent to designation of such Retail Property as a Collateral Property shall be satisfied, and such Retail Property shall be a Collateral Property.

            Section 3.4. Conditions Precedent to Designation of a Collateral Property. Each Retail Property designated in a written notice delivered by the Borrower to the Lender, shall be a Collateral Property upon satisfaction of the following conditions:

                 (i) Liens of the Mortgages. A Mortgage shall constitute a valid first mortgage lien on the fee simple title to (or the Borrower's leasehold interest in a valid and subsisting ground lease of) the proposed Collateral Property, which shall secure all of the Obligations, subject only to such Liens as are acceptable to the Lender (including Permitted Encumbrances) that are permitted by the express terms of the relevant Mortgage; and an amendment to each existing Mortgage of record in favor of the Lender adding the applicable Collateral Property to the collateral property subject to the lien of the Mortgage(s); and the Borrower shall have delivered UCC-1 financing statements covering fixtures owned or to be owned by the Borrower

                    Amended and Restated Revolving Loan Agreement and affixed to, or used in connection with, such proposed Collateral Property, in each case appropriately completed and duly executed and delivered to the Lender for filing in the appropriate county and state offices.

                 (ii) Title Insurance. The Lender shall have received policies of title insurance on forms of, and issued by, one or more nationally-recognized title insurance companies reasonably satisfactory to Lender (the "Title Company"), showing fee simple title or ground leasehold interest vested in the Borrower with respect to such proposed Collateral Property and an endorsement to all pre-existing title insurance policies in favor of the Lender, in each case insuring the first priority of the Liens created under the Mortgages insured thereby, with an aggregate liability of not less than the aggregate principal balance of the Secured Advances, subject only to such Liens as are acceptable to Lender or permitted by the express terms of the relevant Mortgage (including Permitted Encumbrances), together with, as may be reasonably required by the Lender, such reinsurance schedules and endorsements (including, without limitation, tie-in endorsements) and otherwise in form and substance reasonably satisfactory to the Lender. In addition, the Borrower shall have paid to the Title Company (and shall have delivered to the Lender evidence of such payment) all expenses of the Title Company in connection with the issuance of such policies, reinsurance schedules, endorsements and agreements and an amount equal to the recording and stamp taxes (including, without limitation, mortgage recording taxes), if any, payable in connection with recording the Mortgages in the appropriate county land offices.

                 (iii) Environmental Audit. The Lender shall be satisfied that (A) there are no pending or threatened claims, suits, actions or proceedings arising out of or relating to the existence of any Hazardous Materials at, in, on or under the proposed Collateral Property, (B) the proposed Collateral Property is in compliance with all applicable Environmental Requirements, and (C) no Hazardous Materials exist at, in, on or under any Property except in compliance with applicable Environmental Requirements. The Lender shall have received, without limitation, (1) a comprehensive environmental audit of each Property (which shall include, without limitation, a visual survey, a record review, an area reconnaissance and a Phase I environmental study and, if the Lender shall so request, a Phase II environmental study), satisfactory in form and substance to the Lender, conducted and certified by a qualified, independent environmental consultant within 12 months prior to the time such Retail Property first becomes a Collateral Property, (2) evidence that all required approvals from all governmental and quasi-governmental authorities having jurisdiction with respect to the proposed Collateral Property, and (3) such other environmental reports, inspections and investigations as the Lender shall reasonably require, prepared, in each instance, by engineers or other consultants reasonably satisfactory to the Lender.

                 (iv) Insurance. The Lender shall have received evidence of the existence of all insurance required to be maintained by the Borrower pursuant to the Loan Documents and the designation of the Lender as the loss payee or additional insured, as applicable, thereunder to the extent required by the Loan Documents, in form and substance specified in the Loan Documents.

                    Amended and Restated Revolving Loan Agreement

                 (v) Operating Statements; Budgets. The Lender shall have received (a) operating statements for such proposed Collateral Property for two calendar years prior to the time of designation thereof as a Collateral Property, and for the twelve months prior to such time, and an itemized financial forecast and budget for the operation of such proposed Collateral Property for the 12 month period thereafter, all prepared on a cash basis (or such other accounting basis reasonably acceptable to the Lender), consistently applied, together with a written statement of the assumptions used in the preparation thereof and a certificate of the Borrower, to the effect that such budget, financial forecast and assumptions are reasonable and represent the Borrower's best estimates of the future financial performance and requirements of such proposed Collateral Property, and (b) a current rent roll, certified by the Borrower to be correct and complete in all material respects, all of the foregoing to be in form and substance reasonably satisfactory to the Lender.

                 (vi) Searches. The Lender shall have received copies of UCC filing searches, tax lien searches, judgment searches and real estate tax searches and municipal department searches setting forth any and all building violations (if available) in each county where such proposed Collateral Property is located (and in the case of UCC filing searches, in the office of the Secretary of State or other applicable state office of the State where such proposed Collateral Property is located), demonstrating as of a recent date the existence of no other financing statements, tax liens, judgments, building violations or delinquent real estate taxes, together with evidence that all fees payable in connection with any such searches have been paid.

                 (vii) Survey. The Lender shall have received a survey of such proposed Collateral Property that is reasonably satisfactory to the Lender, and is in compliance with the minimum standard detail requirements for an urban land title surveys adopted by the American Land Title Association and American Congress on Surveying and Mapping, and certified to the Lender, the Title Company and any other parties reasonably requested by the Lender as of a certification date satisfactory to the Lender.

                 (viii) Other Documents. The manager of the proposed Collateral Property shall have executed and delivered a consent and subordination of management agreement in form and substance satisfactory to the Lender.

                 (ix) Material Contracts. The Lender shall have received certified copies of all material contracts relating to the proposed Collateral Property, including all amendments and modifications thereto, which shall be in form and substance reasonably satisfactory to the Lender.

                 (x) Property Condition Report. The Lender shall have received reports covering the physical and structural condition of the proposed Collateral Property in form and substance, and prepared by a qualified independent engineer, reasonably satisfactory to the Lender and dated no more than 12 months prior to the time such Retail Property first becomes a Collateral Property, which shall (i) identify deferred maintenance and the cost thereof and include a 10-year schedule of annual cost to perform deferred maintenance and of capital expenditures, and (ii) assess the probable maximum loss in the event of earthquake.

                    Amended and Restated Revolving Loan Agreement

                 (xi) Leases. The Lender shall have received a copy of each Material Lease in effect with respect to all or a portion of such Collateral Property including all amendments and modifications thereto, all of which shall be in form and substance reasonably satisfactory to the Lender.

                 (xii) Appraisal. The Lender shall have received and approved an MAI appraisal of the proposed Collateral Property prepared within 12 months prior to the time such Retail Property first becomes a Collateral Property.

                 (xiii) Zoning Compliance, Etc. The Lender shall have received evidence reasonably satisfactory to the Lender that all improvements have been constructed and are being used and operated in compliance in all material respects with (A) all applicable zoning, subdivision, environmental and other laws, orders, rules, regulations and requirements of all governmental or quasi-governmental authorities having jurisdiction with respect to the proposed Collateral Property, and (B) all building permits issued in respect of the proposed Collateral Property and (if available) a copy of all certificates of occupancy for each such property.

                 (xiv) Estoppel Letters. The Lender shall have received and approved subordination, non-disturbance and attornment agreements and tenant estoppel letters or certificates from each anchor tenant (as determined by the Lender in its discretion) and from each lessee under a Material Lease relating to the proposed Collateral Property, and, in the case of a proposed Collateral Property in which the Borrower is acquiring a leasehold interest, an estoppel certificate from the applicable ground lessor, each in form and substance reasonably satisfactory to the Lender.

                 (xv) Recording Taxes. The Borrower shall have paid all mortgage recording taxes payable (if any) in each jurisdiction in which the proposed Collateral Property is located in connection with the recordation of any Mortgage.

                 (xvi) Perfection of Security Interests. The Lender shall have received evidence that all actions necessary or, in the opinion of the Lender, desirable to perfect and protect the Liens and security interests created by the Loan Documents have been taken, including, without limitation, evidence that each Mortgage on a proposed Collateral Property has been duly filed and recorded in the appropriate governmental offices and that the related UCC financing statements have been duly filed in the appropriate governmental offices.

                 (xvii) Opinions. The Lender shall have received an opinion of counsel to the Borrower and an opinion of local counsel to the Lender in the state in which the proposed Collateral Property is located, in each case with respect to such matters as the Lender reasonably may request, in form and substance and from counsel reasonably satisfactory to the Lender.

                 (xviii)   Approval.  The proposed Collateral Property has
been expressly approved by the Lender in writing, in its discretion, as a Collateral Property. Lender hereby acknowledges that it has heretofore approved each Collateral Property under the Original Loan Agreement, and each such Real Property shall constitute a Collateral Property hereunder as of the Effective Date.

                    Amended and Restated Revolving Loan Agreement

                                      ARTICLE 4.

                            REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to the Lender as follows:

            Section 4.1. Organization, Authority and Tax Status of the Borrower; Enforceability, Etc.

                 4.1.1. Organization and Authority; Tax Status. Each Borrower Party: (a) is duly organized as a corporation, partnership, limited liability company or other entity, as applicable, (b) is validly existing and in good standing under the laws of the jurisdiction of its formation and(c) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the absence of such qualification would not have a Material Adverse Effect. Each Borrower Party has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now conducted and as proposed to be conducted, to execute and deliver the Loan Documents to which it is a party and to perform its obligations hereunder and thereunder.

                 4.1.2. Authorization; Binding Effect. Each Borrower Party has by all necessary action duly authorized (a) the execution and delivery of the Loan Documents to which each Borrower Party is a party and (b) the performance of its obligations thereunder. Each Loan Document to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

                 4.1.3. REIT Status. The Guarantor is organized in conformity with the requirements for qualification as a real estate investment trust under the Code and its ownership and method of operation enables it to meet the requirements for taxation as a real estate investment trust under the Code.

            Section 4.2.  Consolidated Subsidiaries.

                 4.2.1. Ownership. Schedule 4.2 (as amended from time to time) contains complete and correct lists of each Borrower Party's Consolidated Subsidiaries, showing, in each case, the correct name thereof, the type of organization, the jurisdiction of its organization, and the percentage of Capital Stock outstanding and owned by such Borrower Party (except for the percentage of Capital Stock of Borrower owned by Guarantor) and Consolidated Subsidiaries. All of the outstanding shares of Capital Stock of each Consolidated Subsidiary shown in Schedule 4.2 as being owned by the a Borrower Party or any Consolidated Subsidiary have been validly issued and are owned by such Borrower Party or such Consolidated Subsidiary free and clear of any Lien other than Permitted Encumbrances (except as otherwise disclosed on Schedule 4.2).

                    Amended and Restated Revolving Loan Agreement

     4.2.2. Organization and Ownership. Each Consolidated Subsidiary is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure or absence of any of the foregoing would not have a Material Adverse Effect. Each Consolidated Subsidiary has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now conducted and as proposed to be conducted, except where the absence or failure of any of the foregoing would not have a Material Adverse Effect.

            Section 4.3. No Conflict. The execution, delivery and performance by each Borrower Party of each Loan Document to which it is party, and the consummation of the transactions contemplated thereby, do not and will not (a) violate any provision of the charter or bylaws of the any Borrower Party, (b) conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or require the approval or consent of any person pursuant to any Contractual Obligation of any Borrower Party, or violate any provision of Applicable Law binding on any Borrower Party except in each case where such conflict, breach, default, lack of approval or consent or violation would not have a Material Adverse Effect and would not constitute or result in a Property-Specific Event, or (c) result in the creation or imposition of any Lien securing any material obligation, encumbering any material asset of any Borrower Party (excluding the Liens of the Lender on the Collateral Properties).

            Section 4.4. Governmental Approvals. Except for filings and recordings which are described on Schedule 4.4, which in each case have been made and are in full force and effect, no Governmental Approval is or will be required in connection with the execution, delivery and performance of any Borrower Party of this Agreement or any Loan Document to which it is party or the transactions contemplated hereby or thereby or to ensure the legality, validity or enforceability hereof or thereof. Each Borrower Party and each of its Consolidated Subsidiaries possesses all Governmental Approvals that are necessary for the ownership, maintenance and operation of the Properties and conduct of its business as now conducted and proposed to be conducted, and is not in violation thereof except where the failure to possess such Governmental Approvals would not have a Material Adverse Effect and would not constitute or result in a Property-Specific Event.

            Section 4.5.  Financial Information.

                 4.5.1. The consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries for the Fiscal Year ended December 31, 1996, and the consolidated statements of income, retained earnings and cash flow of the Guarantor and its Consolidated Subsidiaries for the Fiscal Year then ended, in each case certified by the Guarantor's independent certified public accountants, copies of which have been delivered to the Lender, were prepared in accordance with GAAP consistently applied and fairly present the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flow of the Guarantor and its Consolidated Subsidiaries for the respective

                    Amended and Restated Revolving Loan Agreement periods then ended. Neither the Guarantor nor any Consolidated Subsidiary had on such dates any material Contingent Obligations, liabilities for taxes or long-term leases, unusual forward or long-term commitments or unrealized losses from any unfavorable commitments which are not reflected in the foregoing statements or in the notes thereto and which are material to the business, assets, prospects, results of operation or financial condition of the Guarantor and its Consolidated Subsidiaries taken as a whole.

                 4.5.2. The unaudited consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as at September 30, 1997 and related statements of income and cash flow for the period then ended, certified by the Chief Financial Officer of the Guarantor, a copy of which has been delivered to the Lender, were prepared in accordance with GAAP consistently applied (except to the extent noted therein) and fairly present the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and the results of operations and cash flow for the period covered thereby, subject to normal year-end audit adjustments. Neither the Guarantor nor any Consolidated Subsidiary had on such date any material Contingent Obligations, liabilities for taxes or long-term leases, unusual forward or long-term commitments or unrealized losses from any unfavorable commitments which are not reflected in the foregoing statements or in the notes thereto and which are Material.

            Section 4.6. No Material Adverse Change. Since September 30, 1996, there has been no Material Adverse Change and there has been no Property-Specific Event.

            Section 4.7. Litigation. Except as disclosed in Schedule 4.7 hereto, there are no actions, suits or proceedings pending or, to the best knowledge of any Borrower Party, threatened against or affecting any Borrower Party or any Consolidated Subsidiary or any of its or their respective properties (a) in which there is a reasonable possibility of an adverse determination that could have a Material Adverse Effect or would constitute or result in a Property-Specific Event, or (b) which draws into question the validity or the enforceability of this Agreement, any other Loan Document or any transaction contemplated hereby or thereby.

            Section 4.8. Agreements; Applicable Law. No Borrower Party nor any Consolidated Subsidiary is in violation of any Applicable Law, or in default under any Contractual Obligations to which it is a party or by which its properties are bound, except where such violation or default could not, individually or in the aggregate, have a Material Adverse Effect and could not constitute or result in a Property-Specific Event.

            Section 4.9. Governmental Regulation. No Borrower Party nor any Consolidated Subsidiary is (a) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or a company controlled by such a company, or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or to any Federal or state, statute or regulation limiting its ability to incur Debt for money borrowed.

            Section 4.10. Margin Regulations. No Borrower Party nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying Margin Stock. The execution, delivery and performance of

                    Amended and Restated Revolving Loan Agreement the Loan Documents by each Borrower Party will not violate the Margin Regulations. The value of all Margin Stock held by any Borrower Party and its Subsidiaries constitutes less than 25% of the value, as determined in accordance with the Margin Regulations, of all assets of the Borrower Parties and its Subsidiaries.

            Section 4.11. Employee Benefit Plans. Each Borrower Party and each of the ERISA Affiliates is in compliance in all Material respects with all Applicable Laws including any applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all Plans and Multiemployer Plans. There have been no Prohibited Transactions with respect to any Plan which could result in any Material liability of any Borrower Party or any of the ERISA Affiliates. No Borrower Party nor any of the ERISA Affiliates has participated in or contributed to any Pension Plan at any time. No Borrower Party nor any of the ERISA Affiliates has failed to make any Material payments required to be made under any agreement relating to a Multiemployer Plan or any law pertaining thereto.
 The Borrower Parties and the ERISA Affiliates have not had asserted and do not expect to have asserted against them any Material penalty, interest or excise tax under Sections 4971, 4972, 4975, 4976, 4977, 4979, 4980 or 4980B
of the Code or Sections 502(c)(1) or 502(i) of ERISA. Each Plan covering employees of the Borrower Parties or any of the ERISA Affiliates is able to pay benefits thereunder when due. There are no Material claims pending or overtly threatened, involving any Plan, nor is there any reasonable basis to anticipate any claims involving any such Plans, other than claims for benefits under such Plans.

            Section 4.12.  Title to Property; Liens.

                 4.12.1. Each of the Borrower and its Subsidiaries has good and marketable title to, or valid and subsisting leasehold interests in, all of its Real Property and other property reflected in its books and records as being owned by it, subject to Permitted Encumbrances. On and after the Effective Date, (i) each Real Property from time to time designated by the Borrower as an Unencumbered Asset meets the conditions set forth in the definition of "Unencumbered Asset" and (ii) each Collateral Property meets the conditions specified in the definition of "Collateral Property".

                 4.12.2. No Borrower Party nor any Subsidiary is in default in the performance or observance of any of the covenants or conditions contained in any of its Contractual Obligations, except where such default or defaults, if any, would not have a Material Adverse Effect and would not constitute or result in a Property-Specific Event.

            Section 4.13. Licenses, Trademarks, Etc. Each Borrower Party and each Subsidiary owns or holds valid licenses in all necessary trademarks, copyrights, patents, patent rights and other similar rights which are Material to the conduct of their respective businesses as heretofore operated and as proposed to be conducted. Neither any Borrower Party nor any Subsidiary has been charged or, to the best knowledge of the Borrower Parties, threatened to be charged with any infringement of, nor has any of them infringed on, any unexpired trademark, patent, patent registration, copyright, copyright registration or other proprietary right of any Person except

                    Amended and Restated Revolving Loan Agreement where the effect thereof individually or in the aggregate would not have a Material Adverse Effect. [Conform]

            Section 4.14.  Environmental Condition.  Except as set forth on
Schedule 4.14 hereto:

                 4.14.1. To the best of each Borrower Party's knowledge, all Real Property owned or operated by the Borrower or any Subsidiary is free from contamination from any Hazardous Materials except contamination that would not have a Material Adverse Effect and would not constitute or result in a Property-Specific Event. To the best of each Borrower Party's knowledge, no polychlorinated biphenyls (PCBs) (including any transformers, capacitors, ballasts, or other equipment which contains dielectric fluid containing PCBs) or asbestos is constructed within, stored, disposed of or located on such Real Property, except for matters that would not have a Material Adverse Effect and that would not constitute or result in a Property-Specific Event. No Borrower Party nor any Subsidiary has caused or suffered, nor to the knowledge of any Borrower Party has any other owner or user of such Real Property caused or suffered, any Environmental Damages that has had or which could have a Material Adverse Effect or which could constitute or result in a Property-Specific Event.

                 4.14.2. Neither any Borrower Party nor any Subsidiary nor, to the best knowledge of each Borrower Party, any prior owner or occupant of the Real Property owned or used by any Borrower Party or any Subsidiary, has received notice of any alleged violation of Environmental Requirements, or notice of any alleged liability for Environmental Damages in connection with the Real Property, which could reasonably be expected to have a Material Adverse Effect. There exists no order, judgment or decree outstanding, nor any action, suit, proceeding, citation or investigation, pending or, to the best of each Borrower Party's knowledge, threatened, relating to any alleged liability arising out of the suspected presence of Hazardous Material, any alleged violation of Environmental Requirements or any alleged liability for Environmental Damages in connection with the Real Property or the business or operations of each Borrower Party and its Subsidiaries that has had or which could have a Material Adverse Effect or which could constitute or result in a Property-Specific Event nor, to the best of each Borrower Party's knowledge, does there exist any basis for such action, suit, proceeding, citation or investigation being instituted or filed.

            Section 4.15. Absence of Certain Restrictions. No Subsidiary or any Borrower Party is subject to any Contractual Obligation which restricts or limits its ability to (a) pay dividends or make any distributions on its Capital Stock, (b) incur or pay Debt owed such Borrower Party, (c) make any loans or advances to such Borrower Party or (d) transfer any of its property to such Borrower Party; provided that the foregoing restrictions in subclauses (b), (c) and (d) shall not apply to any Bankruptcy Remote Entity to the extent such restrictions are required by any rating agency as a condition to the rating of the Debt of such Bankruptcy Remote Entity.

            Section 4.16. Mortgages. Each of the Mortgages creates the Liens and/or assignments which it purports to create, and the Mortgages and financing statements under the UCC in respect of the Mortgages have been duly filed and recorded in such manner and in such places as are required by applicable law in order to create, preserve and protect the respective Liens thereof

                 Amended and Restated Revolving Loan Agreement on the Collateral Properties and the assignment thereunder of any leases and rents, and to perfect the security interests created thereby in all of the Collateral Properties as to which a security interest may be perfected by the filing of a financial statement under the UCC, and all taxes, fees and other governmental charges due in connection with such recordings and filings have been paid; the Mortgages constitute valid, binding and enforceable first priority mortgage Liens on the Collateral Properties constituting real property in favor of the Lender, subject only to Liens for real estate taxes and assessment not yet delinquent and other Liens expressly permitted by the respective Mortgages; the Mortgages create valid, binding and enforceable first priority security interests in and Liens on the Collateral Properties in the nature of the fixtures and personalty that can be encumbered by the Mortgage and, with respect to all Collateral Properties in the nature of personal property as to which a security interest may be perfected by the filing of a financing statement under the UCC, a perfected security interest in all such Collateral Properties, in each case a favor of the Lender, subject only to Liens expressly permitted by the respective Mortgages; and each Assignment creates a valid, binding and enforceable first priority assignment of and Lien on the rents, incomes, agreements and leases referred to therein in favor of the Lender.

            Section 4.17. Delinquent Property Liens. Except for claims which are being contested in accordance with the relevant Mortgage or which constitute or will constitute Permitted Encumbrances, or which, individually or in the aggregate, are not material, there is no delinquent tax, sewer rent, water charge, assessment or other outstanding charge against any of the Properties; and there are no mechanics' or similar Liens or claims for overdue payment for labor or material in a material amount affecting any of the Properties.

            Section 4.18. Improvements. Except as disclosed in the surveys or title policies delivered to the Lender hereunder prior to the time any property becomes a Property, all improvements comprising a portion of any Property lie wholly within the boundary and building restriction lines of such Property and no improvements on adjoining properties encroach upon any of the Properties in any respect except as shown on the surveys delivered to the Lender on or prior to the date hereof.

            Section 4.19. Damage; Takings. Except as disclosed in the property condition reports delivered to the Lender in accordance with Section 3.4(x), each of the Properties is free of material damage and waste and there is no proceeding pending or, to the Borrower's knowledge, threatened, for a taking or condemnation of all or any portion of any of such Properties.

            Section 4.20. Zoning and Other Laws. The use and operation of each of the Properties, separate and apart from any other properties, constitutes a legal use under applicable zoning regulations and complies in all material respects with all Applicable Laws and all applicable requirements of insurance underwriters.

            Section 4.21. Leases. The Borrower has delivered to the Lender a correct and complete copy of each Material Lease relating to the Properties and all amendments thereto. The Borrower has delivered to the Lender current rent rolls for each of the Properties including, in respect of each Lease, the name and address of the tenant, the date and term of the Lease, base

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                                          33
rent, square footage, expiration provisions, percentage rent provisions (where applicable), sales figures (where applicable) and such other information regarding the Leases as the Lender may reasonably require. The information contained in such rent rolls is correct and complete in all material respects as of the date set forth thereon. Except as reflected on a tenant estoppel accepted by the Lender on or prior to the time a property becomes a Property (or become a Property under the Original Loan Agreement, as applicable), or as reflected on Schedule 4.21, to the best knowledge of the Borrower, there is no event, condition or circumstance that with the giving of notice or the passage of time or both would constitute a material default or a material event of default under the Leases relating to the Properties, or would give Borrower or any of the tenants thereunder the right to terminate the Lease or abate or offset any material amount of rent thereunder. Except as disclosed in writing by the Borrower to the Lender, and approved by the Lender, none of the tenants of any of the Properties have any: (i) option to purchase any Property or portion thereof or (ii) right of first refusal to purchase any Property or portion thereof.

            Section 4.22. Contracts. A true, complete and correct copy of each material contract or other agreement (including all amendments thereto) affecting any of the Properties has been provided to the Lender and each thereof is unmodified and in full force and effect and the Borrower nor, to the Borrower's knowledge, any other party to any thereof is in default thereunder (other than any defaults which, if uncured, would not have a Material Adverse Effect and would not constitute or result in a Property-Specific Event).

            Section 4.23. Permits. There have been issued in respect of each of the Properties all material permits and governmental approvals necessary or required for the Borrower to own and operate such Properties in the manner currently operated, including any required permits relating to Hazardous Materials, other than any such permit or approval which, if not obtained, would not have a Material Adverse Effect and would not constitute or result in a Property-Specific Event. To the best of the each Borrower Party's knowledge, each such permit is in full force and effect and no Borrower Party has not received any notice of violation or revocation thereof. No other permits are required from any governmental entity in order to operate any of the Properties as it is now operated.

            Section 4.24. Certificates of Occupancy. None of the Borrower Parties has received no notice of actual or threatened cancellation or suspension of any certificate of occupancy for any portion of any Properties, and, to the best of each Borrower Party's knowledge, all such certificates of occupancy are in full force and effect.

            Section 4.25. Condition of Properties. Except as set forth in the property condition reports delivered pursuant to Section 3.4(x) or as set forth in Schedule 4.25, the buildings, structures and improvements included on or within each of the Properties are structurally sound and in good repair in all material respects, and all mechanical, electrical, heating, air conditioning, drainage, sewer, water and plumbing systems are in all material respects in proper working order.

                    Amended and Restated Revolving Loan Agreement

            Section 4.26. Management Agreements. Except for the management agreement pursuant to which the Collateral Property commonly known as Pacific Outlet Center is managed, and any management agreement which relates to a Property hereafter acquired by the Borrower, none of the Properties is subject to or encumbered by any management agreement.

            Section 4.27. Disclosure. The information in any document, certificate or written statement furnished to the Lender by or on behalf of any Borrower Party with respect to the business, assets, prospects, results of operation or financial condition of any Borrower Party or any Subsidiary, including operating statements and rent rolls, for use in connection with the transactions contemplated by this Agreement has been true and correct in all material respects. There is no fact known to any Borrower Party (other than matters of a general economic nature) that has a Material Adverse Effect (or that constitutes or results in a Property-Specific Event) or could reasonably be expected to have a Material Adverse Effect (or constitute or result in a Property-Specific Event) which has not been disclosed herein or in such other documents, certificates, and statements.

                                      ARTICLE 5.

                        AFFIRMATIVE COVENANTS OF THE BORROWER

            So long as any portion of the Commitments shall be in effect and until all Obligations are paid in full:

            Section 5.1. Financial Statements and Other Reports. The Borrower will deliver to the Lender:

                 5.1.1. within 90 days after the end of each Fiscal Year, the consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flow of the Guarantor and its Consolidated Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the consolidated or combined figures, as the case may be, for the previous Fiscal Year, all in reasonable detail and accompanied by a report thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by the Guarantor and reasonably satisfactory to the Lender, which report shall be unqualified (except for qualifications that the Lender does not consider Material in its reasonable discretion) and shall state that such consolidated financial statements fairly present the financial position of the Guarantor and its Consolidated Subsidiaries as at the date indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                 5.1.2. within 25 days after the end of each month, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such month and the related combined statements of income and cash flow of each Borrower Party and its Consolidated Subsidiaries for such month and the portion of the Fiscal Year ended at the end of such month,

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                                          35
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setting forth in each case in comparative form the consolidated or combined figures, as the case may be, for the corresponding periods of the prior Fiscal Year, all in reasonable detail and in conformity with GAAP (except as otherwise stated therein), together with a representation by the Guarantor's chief financial officer, as of the date of such financial statements, that such financial statements have been prepared in accordance with GAAP (provided, however, that such financial statements may not include all of the information and footnotes required by GAAP for complete financial information) and reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of the financial information contained therein;

                 5.1.3. together with each delivery of financial statements pursuant to clauses (a) and (b) above, a certificate of the chief financial officer of the Guarantor, in substantially the form of Exhibit C-4 (a "Compliance Certificate"), duly completed and setting forth the calculations required to establish whether the Borrower Parties were in compliance with Sections 6.2 and 6.3 on the date of such financial statements;

                 5.1.4. promptly, and in any event no more than 3 days, after the Borrower becomes aware of the occurrence of any Property-Specific Breach or any Default or Event of Default, a certificate of a Senior Officer of the Borrower (or Guarantor) setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                 5.1.5. contemporaneously with their being filed with the SEC, copies of all financial statements, reports, notices and proxy statements sent or made available by the Guarantor to its security holders, all registration statements (other than the exhibits thereto) and annual, quarterly, monthly or other reports, if any, filed by the Guarantor with the SEC (other than reports under Section 16 of the Securities Exchange Act of 1934, as amended) and all press releases by the Guarantor concerning material developments in the business of the Guarantor, and all communications between Borrower and its partners (other than the Guarantor);

                 5.1.6. promptly, and in any event no more than 3 days, after the Borrower obtains knowledge thereof, notice of all litigation or proceedings commenced or threatened affecting each Borrower Party or any Subsidiary in which there is a reasonable possibility of an adverse decision and (a) which involves alleged liability in excess of $500,000 (in the aggregate) which is not covered by insurance, (b) in which injunctive or similar relief is sought which if obtained could have a Material Adverse Effect or could constitute or result in a Property-Specific Event or (c) which questions the validity or enforceability of any Loan Document;

                 5.1.7. for each Unencumbered Asset held in the Unencumbered Pool and for each Collateral Property:

                      5.1.7.1. within 90 days after the end of each Fiscal Year, a property budget with respect to such Unencumbered Asset or Collateral Property for the next Fiscal Year;

                      5.1.7.2. within 25 days after the end of each month, an operating statement for the twelve month period then ended, and a rent roll and lease status report with respect to such Unencumbered Asset or Collateral Property, and

                    Amended and Restated Revolving Loan Agreement

                      5.1.7.3. promptly following the Lender's request therefor, a certificate of insurance showing the existence of hazard insurance on the Unencumbered Asset or Collateral Property, which insurance shall be in form and substance satisfactory to the Lender;

                 5.1.8. promptly after the receipt thereof, a copy of any notice, summons, citation or written communication concerning any actual, alleged, suspected or threatened Material violation of Environmental Requirements, or Material liability of any Borrower Party or any Subsidiary for Environmental Damages in connection with its Real Property or past or present activities of any Person thereon or Material Environmental Event; and

                 5.1.9. from time to time such additional information regarding the financial position or business of each Borrower Party and the Consolidated Subsidiaries as the Agent may reasonably request.

            Section 5.2. Inspection. The Borrower shall, and shall cause the Guarantor and each Consolidated Subsidiary to, permit such persons as the Lender may designate, at reasonable times upon reasonable prior notice, and as often as may be reasonably requested, to (a) visit and inspect any properties of each Borrower Party and the Consolidated Subsidiaries, provided that the Lender shall not unreasonably interfere with the businesses of the tenants of such properties, (b) inspect and copy their books and records, and
(c) discuss with their officers and employees and their independent accountants, their respective businesses, assets, liabilities, prospects, results of operation and financial condition.

            Section 5.3. Corporate Existence, Etc. The Borrower shall, and shall cause the Guarantor and each Consolidated Subsidiary to, at all times preserve and keep in full force and effect its partnership, corporate or other legal existence (except in the case of a Consolidated Subsidiary where the failure to do so would not have a Material Adverse Effect), as the case may be, and any licenses, permits, rights and franchises material to its business (except in the case of a Consolidated Subsidiary where the failure to do so would not have a Material Adverse Effect), provided, however, that the partnership, corporate or other legal existence of any Consolidated Subsidiary may be terminated if, in the good faith judgment of the Borrower, such termination is in the best interest of the Borrower and is not disadvantageous in any material respect to the Lender.

            Section 5.4. Payment of Taxes and Charges. The Borrower shall, and shall cause the Guarantor and each Consolidated Subsidiary to, file all tax returns required to be filed in any jurisdiction and, if applicable, pay and discharge all taxes imposed upon it or any of its properties or in respect of any of its franchises, business, income or property before any material penalty shall be incurred with respect to such taxes, provided, however, that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have commenced, the Borrower, the Guarantor and the Consolidated Subsidiaries need not pay or discharge any such tax so long as the validity or amount thereof is contested in good faith and by appropriate proceedings and so long as any reserves or other appropriate provisions as may be required by GAAP, or as reasonably may be required by the Lender, shall have been made therefor.

                    Amended and Restated Revolving Loan Agreement

            Section 5.5. Maintenance of Properties. The Borrower shall, and shall cause the Guarantor and each Consolidated Subsidiary to, maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted), all Real Properties and all other Material properties useful or necessary to its business and all Properties (except in each case where the failure to do so would not have a Material Adverse Effect and would not constitute or result in a Property-Specific Event), and from time to time the Borrower will make or cause to be made all appropriate repairs, renewals and replacements thereto (except where the failure to do so would not have a Material Adverse Effect and would not constitute or result in a Property-Specific Event).

            Section 5.6. Maintenance of Insurance. The Borrower shall, and shall cause the Guarantor and each Consolidated Subsidiary to, maintain with financially sound and reputable insurance companies, insurance in at least such amounts, of such character and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business, including, without limitation, with respect to each Unencumbered Asset and each Collateral Property, business interruption insurance covering a period of 12 months business interruption.

            Section 5.7. Conduct of Business. None of the Borrower Parties nor any Consolidated Subsidiary shall engage in any business other than the business of owning and operating, leasing, developing, selling or brokering Real Properties or any businesses incident thereto. The Borrower shall, and shall cause the Guarantor and each Consolidated Subsidiary to, conduct its business in compliance with Applicable Law and all material Contractual Obligations (except where the failure to do so would not have a Material Adverse Effect).

            Section 5.8. NYSE Listing; REIT Status. The Borrower will cause Guarantor to maintain the listing of Guarantor's Capital Stock on the New York Stock Exchange and continue to qualify as a real estate investment trust under the Code.

            Section 5.9. Remedial Action Regarding Hazardous Materials. The Borrower shall promptly take, and shall cause the Guarantor and their respective Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or release of any Hazardous Materials on, under or about any Real Property in order to comply with all applicable Environmental Requirements. In the event that the Borrower, the Guarantor or any of their respective Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Real Properties, the Borrower, the Guarantor and their respective Subsidiary shall conduct and complete such remedial action to the extent required by any applicable Environmental Requirements and in accordance with the policies, orders and directives of all Governmental Authorities.

            Section 5.10.  Offering Documents.

                 (a) If requested by the Lender, in connection with any sale, assignment or transfer of the Commitments and the Advances permitted under Section 8.5.2 , the Notes and other Loan Documents by the Lender, the Borrower shall assist the Lender in the preparation of a private placement memorandum or similar document describing the Notes, each Property, any

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


other Collateral for the Loan and any other information regarding the Borrower or the Guarantor as may be reasonably necessary in connection with such sale, assignment or transfer.

                 (b) At the request of the Lender, the Borrower shall execute and deliver to the Lender an instrument (in form and substance reasonably satisfactory to the Lender) indemnifying and holding the Lender, its Affiliates and their respective directors, officers, shareholders, employees and agents, and each of them, harmless from and against any and all costs, expenses and damages incurred by any indemnified party as a result of any untrue statement of a material fact contained in any offering document based upon information provided in writing by the Borrower or any Affiliate thereof, which describes the Borrower, an Affiliate thereof, or any Property, or as a result of any untrue statement of a material fact in any of the financial statements of the Borrower or any Affiliate thereof incorporated in such document, or the failure to include in such financial statements or document any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the Borrower or any Affiliate thereof shall have provided the information and approved the information for use in such document.

        Section 5.11. Release and Substitution of Real Properties in the Collateral Pool.

                 (a) If the Borrower at any time desires to withdraw or substitute any Collateral Property from the Collateral Pool, it shall (i) so notify the Lender in writing, and (ii) deliver to the Lender a certificate of the Borrower's chief financial officer setting forth the calculations establishing that, after giving effect to such withdrawal (and any concurrent addition of properties to the Collateral Pool pursuant to Section 3.4), the then Available Amount is greater than or equal to the then outstanding principal amount of all Secured Advances. Effective upon the satisfaction of each and all of the conditions set forth herein (including, without limitation, (i) the accuracy of such certificate and (ii) in connection with any substitution of properties in the Collateral Pool that is required in order for such certificate to be accurate, upon satisfaction of the conditions precedent to the addition of any proposed new Collateral Property to the Collateral Pool pursuant to Section 3.4), such Collateral Property shall no longer be deemed a Collateral Property and the Lender shall, at the cost and expense of the Borrower, execute and deliver such documents and instruments as the Borrower reasonably may request to effect the release of such Collateral Property from the lien of the applicable Mortgage. The following shall be conditions precedent to the Lender's obligation to release the lien of any Mortgage pursuant hereto:

                      (i) at the time of such release, no Default or Event of Default shall then exist or would occur or exist as a result of such release;

                      (ii) after giving effect to such release the Debt
            Service Coverage Ratio would be not less than 1.60;

                      (iii) at the time of such release, the Lender shall have received, at the Borrower's sole cost and expense, CLTA 111 endorsements to the title policies insuring the liens of the Mortgages then remaining unreleased, ensuring without exception the continued priority of such Mortgages after such release; and

                    Amended and Restated Revolving Loan Agreement

                      (iv) at the time of such release, the Lender shall have
            received such other documents, instruments, endorsements or assurances as it may reasonably request, all at the sole cost and expense of the Borrower.

In no event shall the Borrower be entitled to any release of the lien of any Mortgage on less than the entirety of a Collateral Property without Lender's prior written consent, which consent may be granted, conditioned or withheld in Lender's sole and absolute discretion.

                 (b) The Lender hereby agrees that within five (5) Business Days after the Lender receives the information described in Section 3.4(v) hereof, the Lender shall give the Borrower a preliminary indication of the Lender's intent to accept or reject a proposed addition to, or substitution in, the Collateral Pool. The Lender hereby further agrees that after it has indicated its preliminary intent to accept a Retail Property into the Collateral Pool, the Lender shall use reasonably diligent efforts (as long as no Default or Event of Default has occurred and is continuing) to complete its diligence with respect to such Retail Property and to review and acknowledge the Borrower's satisfaction of the conditions precedent set forth in this Agreement to the inclusion of such Retail Property into the Collateral Pool (or to specify such conditions precedent as the Borrower may have failed to satisfy), in each case within thirty (30) days after the Lender has indicated its intent to accept such Retail Property into the Collateral Pool.

            Section 5.12. Collateral Properties Located Outside California. In the event that the Borrower proposes to include a Real Property in the Collateral Pool which Real Property is located outside the State of California, and the Lender approves the inclusion of such Real Property in the Collateral Pool pursuant hereto, then the Borrower shall execute such amendments, modifications and supplements to the Loan Documents and the Secured Revolving Note as the Lender may reasonably require (including without limitation a division of the Secured Revolving Note into multiple notes, if requested by the Lender, and modifications to the Mortgages to secure one or more of such notes) to enable the Lender to enforce its rights in multiple jurisdictions in such order, and in such manner, as the Lender may desire.

            Section 5.13. Removal or Substitution of Unencumbered Assets in Unencumbered Pool.

                 (a) If any Unencumbered Asset (including any of the Real Properties listed on Schedule 1.1B) (w) no longer satisfies the conditions of clause (i) of the definition of the term "Unencumbered Asset", or (x) is subject to a Material Environmental Event, or (y) suffers or is subject to a Property Specific Event, or (z) is subject to a Property-Specific Breach, the Lender shall have the right in its discretion, at any time and from time to time, to notify the Borrower that, effective upon the giving of such notice, and for so long as such condition persists, such Real Property shall no longer be considered an Unencumbered Asset for purposes of calculating the Unencumbered Asset Value of Unencumbered Assets in the Unencumbered Pool, or aggregate Property NOI of such Unencumbered Assets, for purposes of Section 6.3.

                 (b) If the Lender has delivered a notice with respect to a Real Property pursuant to Section 5.13(a) hereof, then at such time as such Real Property is no longer subject to any condition described in Section 5.13(a)(w)-(z), the Borrower may give the Lender written

                    Amended and Restated Revolving Loan Agreement notice thereof and if the Borrower gives such written notice (together with reasonably detailed evidence of the cure of such condition), such Real Property shall, effective with the delivery by the Borrower of the next Compliance Certificate, again be considered an Unencumbered Asset, including without limitation for purposes of calculating the Unencumbered Asset Value of Unencumbered Assets in the Unencumbered Pool, and aggregate Property NOI of such Unencumbered Assets for purposes of Section 6.3, until such time as
Section 5.13(a) hereof again applies thereto.

                 (c) If the Borrower desires to designate a Real Property as an Unencumbered Asset to be added to the Unencumbered Pool from time to time (other than those listed on Schedule 1.1B), it will so notify the Lender in writing, which notice will include (a) a physical description of the property to be added to the Unencumbered Pool, including its age and location, (b) a recent title report, (c) information regarding the occupancy of the property (including without limitation a rent roll), (d) operating statements for the most recent Fiscal Quarter and the two most recent Fiscal Years (to the extent available to the Borrower) and (e) an operating budget for the current Fiscal Year. The Lender shall be deemed to have given approval of any property to be eligible for inclusion in the Unencumbered Pool unless the Borrower receives notice from the Lender rejecting the designation of such property as an Unencumbered Asset in the exercise of its reasonable discretion or requesting additional information regarding such property within ten (10) Business Days after the Lender's receipt of written notice of such designation from the Borrower (in which case such property only shall be part of the Unencumbered Pool upon the Lender's written approval, not to be unreasonably withheld or delayed).

                 (d) If the Borrower at any time intends to withdraw any Real Property from the Unencumbered Pool, it shall (i) so notify the Lender in writing, and (ii) deliver to the Lender a certificate of its chief financial officer setting forth the calculations establishing that the Borrower will be in compliance with Section 6.3 after giving effect to such withdrawal (and any concurrent addition of properties to the Unencumbered Pool pursuant to Section 5.13(c)), which calculations shall be in substantially the form of the calculations in Exhibit C-4. Effective automatically upon delivery of such notice and certificate by the Borrower, such property shall no longer constitute an Unencumbered Asset.

            Section 5.14.  Certain Events With Respect to Collateral
Properties.

                 (a) If any Collateral Property is subject to or suffers (x) a Material Environmental Event or (y) a Property-Specific Event or (z) a Property-Specific Breach, the Lender shall have the right in its discretion, at any time and from time to time, to notify the Borrower that, effective upon the giving of such notice, and for so long as such event or condition persists, such Retail Property no longer shall be considered a Collateral Property for purposes of calculating the Available Amount.

                 (b) If the Lender has delivered a notice with respect to a Retail Property pursuant to Section 5.14(a) hereof, then at such time as such Collateral Property is no longer subject to any condition described in
Section 5.14(a)(x)(y) or (z), the Borrower may give the

                    Amended and Restated Revolving Loan Agreement

Lender written notice thereof (together with reasonably detailed evidence of the cure of such condition) and such Retail Property shall, effective with the delivery by the Borrower of the next Compliance Certificate, again be considered a Collateral Property for purposes of calculating the Available Amount, until such time as Section 5.14(a) again applies thereto.

            Section 5.15. Estoppels, SNDAS. From time to time, upon receipt of the Lender's reasonable request therefor, the Borrower shall use reasonable, diligent efforts to obtain an estoppel statement and a subordination, nondisturbance agreement, each in form and substance reasonably acceptable to the Lender, from each tenant under a Material Lease in a Property which tenant has not previously delivered such documents to Lender.

            Section 5.16. Title Insurance. From time to time, upon receipt of the Lender's request therefor, the Borrower shall obtain such additional title insurance coverage and endorsements as the Lender may request to ensure that the total liability under the title policies insuring the Mortgages is not less than the Available Amount.

                                      ARTICLE 6.

                      NEGATIVE COVENANTS OF THE BORROWER PARTIES

            So long as any portion of the Commitments shall be in effect and until all Obligations are paid in full:

            Section 6.1. Investments; Asset Mix. Each Borrower Party shall not at any time after the Effective Date make, and shall not permit any Consolidated Subsidiary to make, any Investment in any Person, or purchase or lease any other asset or property, except (i) Capital Stock of the Consolidated Subsidiaries listed in Schedule 4.2 on the Effective Date, or in any Capital Stock of any Person formed or acquired after the Effective Date and added to Schedule 4.2 in accordance with Section 8.2.2 that has substantially no assets other than direct or indirect ownership or ground leasehold interests in Retail Properties, (ii) in the case of the Borrower, Retail Properties, (iii) Permitted Investments, (iv) in the case of the Guarantor, partnership interests in the Borrower, and (v) any other Investments, assets or property to the extent that the aggregate book value of such Investments, assets or property does not exceed ten percent (10%) of the consolidated total assets (plus accumulated depreciation) of the Borrower Parties in each case as shown on its most recent financial statement delivered or required to be delivered to the Lender pursuant to Section 5.1 hereof.

            Section 6.2.  Financial Covenants.

                 6.2.1.  Maximum Consolidated Total Debt to Total
Capitalization of the Borrower. The ratio of Consolidated Total Debt to Total Capitalization of the Borrower Parties shall not be greater than 75.00% at any time.

                 6.2.2. Debt Service Coverage Ratio. On the last day of each month, the Debt Service Coverage Ratio shall not be less than 1.50.

                    Amended and Restated Revolving Loan Agreement

     Section 6.3. Minimum Unencumbered Pool; Property NOI of Unencumbered Assets. The aggregate Unencumbered Asset Value of all Unencumbered Assets in the Unencumbered Pool shall not, at any time, be less than $50,000,000; and, on the last day of each month, aggregate Property NOI of the Unencumbered Assets in the Unencumbered Pool for the twelve-month period then ended shall be not less than $5,250,000.

     Section 6.4. Restriction on Fundamental Changes. Guarantor, Borrower and each of their respective Subsidiaries shall not enter into any merger, consolidation or reorganization or any sale of all or a substantial portion of the consolidated total assets of Guarantor, Borrower and their respective Subsidiaries, or liquidate, wind up or dissolve, except that, as long as no Default or Event of Default shall exist after giving effect to such merger or consolidation, any Subsidiary may be merged or consolidated with or into the Borrower, Guarantor or a Consolidated Subsidiary; PROVIDED, HOWEVER, that the Guarantor may reincorporate in any State of the United States, by merger with and into a wholly-owned Subsidiary formed solely for the purpose of reincorporation which, prior to such merger, conducts no business and has no assets or liabilities; PROVIDED, FURTHER, that in connection with any such reincorporation, Guarantor or its successor shall deliver or cause to be delivered to the Lender such documents and instruments as the Lender may reasonably request in form and substance acceptable to the Lender in its reasonable judgment, including without limitation a reaffirmation or re-execution of the Loan Documents, certified copies of all organizational documents, agreements and plans of merger, and certificates issued by Governmental Authorities, evidence that the material agreements of Guarantor do not require consent to such transaction or that such consent has been obtained, and legal opinions regarding the authorization, execution and delivery of any new documents and the continued enforceability of the Loan Documents against the survivor of any such merger.

     Section 6.5. Transactions with Affiliates. Neither the Borrower, the Guarantor nor any Subsidiary shall, directly or indirectly, enter into any transaction (including the purchase, sale, lease, or exchange of any property or the rendering of any service) with any Affiliate of such Person unless (a) such transaction is not otherwise prohibited by this Agreement, (b) such transaction is in the ordinary course of business and (c) such transaction is on fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than those terms which might be obtained at the time in a comparable arm's length transaction with a Person who is not an Affiliate or, if such transaction is not one which by its nature could be obtained from such other Person, is on fair and reasonable terms and was negotiated in good faith, PROVIDED that this Section 6.5 shall not restrict
(a) dividends, distributions and other payments and transfers on account of any shares of Capital Stock of any Subsidiary, and (b) payments pursuant to the terms of any Contractual Obligations in effect on the date hereof, PROVIDED that such dividends, distributions or other payments are not otherwise prohibited by the terms of this Agreement or would result in a Default or an Event of Default.

     Section 6.6. Restricted Payments. Each Borrower Party shall not, and shall not permit any Subsidiary to, directly or indirectly, declare, pay or make, or agree to declare, pay or make, any Restricted Payment, except:

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          6.6.1.  dividends, distributions or payments by any Subsidiary to the Borrower or to a Wholly-Owned Subsidiary that is not a Bankruptcy Remote Entity;

          6.6.2 dividends, distributions or payments by the Borrower to Guarantor; and

          6.6.2. if no Default or Event of Default shall then exist or result from such Restricted Payment, the Guarantor may pay or make Restricted Payments so long as the aggregate amount of all Restricted Payments pursuant to this Section 6.6.2 paid during the Fiscal Quarter in which such Restricted Payment is proposed to be made and the three Fiscal Quarters immediately preceding such Fiscal Quarter (treated as a single accounting period), together with the Restricted Payment proposed to be made, does not exceed 95% of the aggregate amount of Funds From Operations for the period of four Fiscal Quarters immediately preceding the Fiscal Quarter in which such Restricted Payment is proposed to be made, or such greater amount as is required to maintain the qualification of the Guarantor as a REIT under the Code.

     Section 6.7. ERISA. The Borrower shall not, and shall not permit any current ERISA Affiliate to:

          6.7.1. engage in any Prohibited Transaction or engage in any conduct or commit any act or suffer to exist any condition with respect to any Plan that could give rise to any Material excise tax, penalty, interest or liability under Sections 4971, 4972, 4975, 4976, 4977, 4979, 4980 or 4980B
of the Code or Sections 502(c) or 502(i) of ERISA;

          6.7.2.  adopt or contribute to any Plan that is Pension Plan;

          6.7.3. create or suffer to exist any liability with respect to Plans that are welfare plans within the meaning of Section 3(1) of ERISA if, after immediately giving effect to such liability, the aggregate annualized cost with respect to such Plans for post retirement benefits for any fiscal year would exceed $500,000.

                                  ARTICLE 7.

                               EVENTS OF DEFAULT

     Section 7.1. Events of Default. Subject to Section 7.2, the occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (an "Event of Default"):

          7.1.1. Failure to Make Payments. The Borrower (i) shall fail to pay when due any principal (whether at stated maturity, upon acceleration, upon required prepayment or otherwise) of any Advance or (ii) shall fail to pay interest on any Advance or any other amount payable under the Loan Documents; or

          7.1.2. Default in Other Debt. Any Borrower Parties or any of their respective Consolidated Subsidiary shall default in the payment (whether at stated maturity, upon acceleration, upon required prepayment or otherwise), beyond any period of grace provided

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therefor, of any principal of or interest on any Debt with a principal amount of in excess of $1,000,000 if (a) as a result of such default, the holder or holders of such Debt (or a Person on behalf of such holder or holders) shall cause such Debt to become or be declared due and payable prior to its stated maturity, or (b) such payment constitutes the final payment of principal due upon the stated maturity of such Debt; PROVIDED, HOWEVER, that it shall not be an Event of Default hereunder if, on one occasion while this Agreement is in effect, the Borrower shall default, beyond any applicable grace period, in the payment of a single tranche of non-recourse indebtedness of the Borrower (other than the Obligations) secured by a Real Property in a principal amount not to exceed Five Million Dollars ($5,000,000.00); or

          7.1.3. Breach of Certain Covenants. The Borrower shall fail to perform, comply with or observe any agreement, covenant or obligation under
Section 2.2, 5.2, 5.3 (as to the Borrower and the Guarantor), 5.4, 5.5, 5.6, the first sentence of Section 5.7, Section 5.8 or Article 6 (other than
Section 6.7) as and when required, or the Borrower shall fail to perform, comply with or observe any agreement, covenant or obligation under Section
5.1 hereof within ten (10) days after such performance, compliance or observance is first required; or

          7.1.4. Breach of Warranty. (a) Any representation or warranty or certification made or furnished by the Borrower in Sections 4.1, 4.3(a), 4.5, 4.6, 4.7, 4.9, 4.10 or 4.27 of this Agreement shall prove to have been false or incorrect in any material respect when made (or deemed made), or (b) any other representation or warranty or certification made or furnished by the Borrower in this Agreement or the other Loan Documents or any agreement, instrument or document contemplated hereby or thereby shall prove to have been false or incorrect in any material respect when made (or deemed made), and such falsity or incorrectness shall not have been cured within thirty
(30) days after the date on which the Borrower has knowledge of such falsity or incorrectness, or if the Borrower is diligently pursuing such cure in such thirty (30) day period and, in the Lender's judgment such falsity or incorrectness can be cured with reasonable diligence in an additional sixty
(60) days, then such thirty (30) day limited cure period shall be extended an additional sixty (60) days for a total of ninety (90) days; or

          7.1.5. Other Defaults Under Agreement and Other Loan Documents. The Borrower or Guarantor shall fail to perform, comply with or observe any agreement, covenant or obligation to be performed, observed or complied with by it under this Agreement (other than those provisions referred to in Section 7.1.1, 7.1.2, 7.1.3 or 7.1.4 above) or under the other Loan Documents and such failure shall not have been remedied within 30 days after written notice thereof from the Lender or, if such default can be remedied but cannot be remedied within such 30-day period, and so long as the Borrower is diligently attempting to remedy such failure, such failure shall not have been remedied within 90 days after such notice; or

          7.1.6. Involuntary Bankruptcy; Appointment of Receiver, Etc. There shall be commenced against Borrower, Guarantor or any Consolidated Subsidiary an involuntary case seeking the liquidation or reorganization of the Borrower, Guarantor or such Consolidated Subsidiary under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding under any other Applicable Law or an involuntary case or proceeding seeking the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer having

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similar powers of the Borrower, Guarantor or Consolidated Subsidiary or to
take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and any of the following events occur: (i) the Borrower, Guarantor or Consolidated Subsidiary consents to the institution of the involuntary case or proceeding; (ii) the petition commencing the involuntary case or proceeding is not timely controverted;
(iii) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of 90 days (PROVIDED, HOWEVER, that, during the pendency of such period, the Lender shall be relieved of the Commitments); or (iv) an order for relief shall have been issued or entered therein; or

          7.1.7. Voluntary Bankruptcy; Appointment of Receiver, Etc. The Borrower, Guarantor or any Subsidiary shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding under any other Applicable Law, or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent or acquiesce to the appointment of, a receiver, liquidator, sequestrator, custodian, trustee or other officer with similar powers of it or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or shall generally not pay its debts as they become due; or the Board of Directors (or respective governing body) of the Borrower, Guarantor or a Subsidiary (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

          7.1.8. Judgments and Attachments. The Borrower, Guarantor or any Consolidated Subsidiary shall suffer any money judgments, writs or warrants of attachment or similar processes which individually or in the aggregate involve an amount or value in excess of $1,000,000 and such judgments, writs, warrants or other orders shall continue unsatisfied and unstayed for a period of 30 days unless the amount of such judgments, writs, warrants or attachments are fully covered by insurance (other than deductibles substantially the same as those in effect on the Effective Date and provided that any deductible in excess of $100,000 is supported by a bond or letter of credit in at least the amount by which such deductible exceeds $100,000) and the insurer has in writing accepted liability therefor; or a judgment creditor shall obtain possession of any material portion of the assets of the Borrower, Guarantor or any Consolidated Subsidiary by any means, including, without limitation, levy, distraint, replevin or self-help; or

          7.1.9. Change of Tax Status. Guarantor shall either determine or receive written notice from the relevant taxing authority that the Borrower does not conform or no longer conforms to the requirements for qualification as a real estate investment trust under the Code; or

          7.1.10. Material Adverse Change. No Material Adverse Change shall have occurred after September 30, 1996 (determined as if the Borrower owned all real properties and Investments of the Guarantor as of such date).

          7.1.11. Impairment of Guaranty. Any guaranty executed by Guarantor, including the Guaranty, shall be revoked, terminated or disavowed in any manner.

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     Section 7.2.  Property Specific Matters.  Notwithstanding anything herein or in any of the other Loan Documents to the contrary, a Property-Specific Breach or a Property-Specific Event (either of which does not have a Material Adverse Effect) shall not constitute a Default or an Event of Default so long as (x) if the Affected Property otherwise is an Unencumbered Asset and the Lender gives notice to the Borrower pursuant to
Section 5.13(a), the Borrower is not in breach of Section 6.3, and (y) if the Affected Property otherwise is a Collateral Property and the Lender gives notice to the Borrower pursuant to Section 5.14(a), the outstanding principal amount of Secured Advances does not exceed the Available Amount (determined without reference to such Affected Property) unless the Borrower would be permitted under the terms and conditions of Section 2.7.2 hereof to borrow Unsecured Advances in an amount at least equal to the Secured Overdraw to repay such Secured Overdraw when required by Section 2.7.2 hereof.

     Section 7.3.  Remedies.

          7.3.1. If an Event of Default occurs under Section 7.1.6 or 7.1.7, then the Commitments shall automatically and immediately terminate, and the obligation of the Lender to make any Advances hereunder shall cease, and the unpaid principal amount of and any accrued interest on all Advances shall automatically become immediately due and payable, without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower.

          7.3.2.  If an Event of Default occurs and is continuing under
Section 7.1 hereof, other than under Section 7.1.6 or 7.1.7, the Lender may, by written notice to the Borrower, declare that the Commitments are terminated, whereupon the obligation of the Lender to make any Advance hereunder shall cease, and/or declare the unpaid principal amount of all Advances to be, and the same shall thereupon become, due and payable together with any and all accrued interest thereon, without presentment, demand, protest, any additional notice whatsoever or other requirements of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE 8.

                                 MISCELLANEOUS

     Section 8.1. Expenses; Indemnity. The Borrower shall pay, within 10 days after demand therefor:

          8.1.1. any and all reasonable attorneys' fees and disbursements and out-of-pocket cost and expenses incurred by the Lender in connection with the development, drafting and negotiation of this Agreement and the other Loan Documents, the administration hereof and thereof (including any amendments); and

          8.1.2. all costs and expenses (including fees and disbursements of in-house and other attorneys, appraisers and consultants) incurred by the Lender in any workout, restructuring or similar arrangements or, after a Default, in connection with the protection, preservation,

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

exercise or enforcement of any of the terms of the Loan Documents or in connection with any foreclosure, collection or bankruptcy proceedings.

          8.1.3. The Borrower shall indemnify, defend and hold harmless the Lender and the officers, directors, employees, agents, attorneys, affiliates, successors and assigns of the Lender (collectively, the "INDEMNITEES") from and against (a) any and all transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of the Loan Documents or the making of the Advances, and (b) any and all liabilities, losses, damages, penalties, judgments, claims, out-of-pocket costs and expenses of any kind or nature whatsoever (including reasonable attorneys' fees and disbursements in connection with any actual or threatened investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of the Loan Documents, the Advances, the use or intended use of the proceeds of the Advances (the "Indemnified Liabilities"); PROVIDED that
(i) no Indemnitee shall have the right to be indemnified or held harmless hereunder for its own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction, and (ii) Indemnified Liabilities shall include amounts attributable to the passive or active negligence of the Lender.

          8.1.4. To the extent that the undertaking to indemnify and hold harmless set forth in Section 8.1.3 may be unenforceable because it is violative of any Applicable Law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under Applicable Law. All Indemnified Liabilities shall be payable within 10 days after demand therefor.

     Section 8.2.  Waivers; Modifications in Writing.

          8.2.1. No amendment of any provision of this Agreement or any other Loan Document (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by the Lender.

          8.2.2. Notwithstanding anything to the contrary, the Borrower may, by written notice furnished to the Lender, amend Schedules 1.1B and 4.2 to the extent the changes to such Schedules are expressly permissible under this Agreement and, with the prior written consent of the Lender which the Lender may give or withhold in its discretion, the Borrower may amend Schedules 4.7, 4.14, 4.21 and 4.25.

          8.2.3. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

     Section 8.3. Cumulative Remedies; Failure or Delay. The rights and remedies provided for under this Agreement are cumulative and are not exclusive of any rights and remedies that may be available to the Lender under Applicable Law or otherwise. No failure or delay on the part of the Lender in the exercise of any power, right or remedy under the Loan Documents shall impair such power, right or remedy or operate as a waiver thereof, nor shall any

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

single or partial exercise of any such power, right or remedy preclude other or further exercise thereof or of any other power, right or remedy.

     Section 8.4. Notices, Etc. All notices and other communications under this Agreement shall be in writing and (except for financial statements, other related informational documents and routine communications, which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by prepaid courier, by overnight mail, by overnight, registered or certified mail (postage prepaid), or by prepaid telex, telecopy or telegram, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice sent or delivered in accordance with this Section 8.4, all notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telex or telecopier numbers) set out below:

     If to the Borrower:

          Burnham Pacific Operating Partnership, L.P.
          610 West Ash Street
          Suite 1600
          San Diego, California 92101
          Attention:     Daniel B. Platt
                         Chief Financial Officer

          Telephone:     (619) 652-4700
          Facsimile:     (619) 652-4711

     If to the Lender:


          Nomura Asset Capital Corporation
          633 W. Fifth Street, 68th Floor
          Los Angeles, California 90071
          Attention:     Mr. Wayne Brandt
          Telephone:     (213) 243-1622
          Facsimile:     (212) 643-1732

     Section 8.5.  Successors and Assigns.

          8.5.1. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Borrower may not assign or transfer any interest hereunder without the prior written consent of the Lender.

          8.5.2. The Borrower agrees that the Lender may elect, at any time, to sell or assign its rights and obligations hereunder to any assignee or purchaser approved by the Borrower, which approval shall not be unreasonably conditioned, withheld or delayed; PROVIDED, HOWEVER, that no such approval shall be required with respect to such an assignment at any time during which an Event of Default has occurred and is continuing. Upon any such assignment, the Lender shall be released from its obligations hereunder with respect to the obligations so

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

assigned. The Borrower further agrees that the Lender may elect, at any time, to grant participations in its rights and obligations under the Loan Documents to one or more financial institutions, private investors or other entities, in the Lender's discretion (each such transferee, a "Participant"), so long as, after giving effect to any such participation, the Lender retains, beneficially and of record, a portion of the Commitments in effect from time to time which is a controlling interest and which is not less than the beneficial interest in the Commitments held by any such Participant (unless an Event of Default has occurred and is continuing, in which case the foregoing limitation shall be inapplicable). The Borrower further agrees that the Lender may disseminate to any such actual or potential Participant all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to the Lender with respect to: (a) the Unencumbered Assets and the Collateral Properties and their operation; (b) the Borrower; and/or (c) any lending relationship other than the Loans which the Lender may have with the Borrower. In the event of any such sale, assignment or participation, the Lender and the parties to such transaction shall share in the rights and obligations of the Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, the Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower to each Participant, and upon written request by the Lender, the Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any Participant.

     Section 8.6. Confidentiality. The Lender will maintain any confidential information that it may receive from the Borrower pursuant to this Agreement confidential and shall not disclose such information to third parties without the prior consent of the Borrower, except for disclosure:
(a) to legal counsel, accountants and other professional advisors to the Lender; (b) to regulatory officials having jurisdiction over the Lender; (c) as required by Applicable Law or in connection with any legal proceeding; (d) to another Person in connection with a potential assignment or participation as provided in Section 8.5.2 ; and (e) of information that has been previously disclosed publicly without breach of this provision.

     Section 8.7.  Choice of Forum.

          8.7.1. All actions or proceedings arising in connection with this Agreement and the other Loan Documents shall be tried and litigated in state or Federal courts located in Los Angeles, County of Los Angeles, State of California, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. EACH OF THE BORROWER AND THE LENDER WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS Section.

          8.7.2. IN ANY ACTION AGAINST THE BORROWER, SERVICE OF PROCESS MAY BE MADE UPON THE BORROWER BY REGISTERED OR

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CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED IN Section
8.4, WHICH SERVICE SHALL BE DEEMED SUFFICIENT FOR PERSONAL JURISDICTION AND SHALL BE DEEMED EFFECTIVE 10 DAYS AFTER MAILING.

          8.7.3. Nothing contained in this Section 8.7 shall preclude the Lender from bringing any action or proceeding arising out of or relating to this Agreement and the other Loan Documents in the courts of any place where the Borrower or any of its assets may be found or located.

     Section 8.8. Changes in Accounting Principles. Except as otherwise provided herein, if any changes in generally accepted accounting principles from those used in the preparation of the financial statements referred to in this Agreement hereafter result from the promulgation of rules, regulations, pronouncements, or opinions of or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), or there shall occur any change in the Borrower's fiscal or tax years and, as a result of any such changes, there shall result a change in the method of calculating any of the financial covenants, negative covenants, standards or other terms or conditions found in this Agreement, then the parties agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such changes as if such changes had not been made.

     Section 8.9. Survival of Agreements, Representations and Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the closing and the extensions of credit hereunder and shall continue until payment and performance of any and all Obligations. Any investigation at any time made by or on behalf of the Lender shall not diminish the right of the Lender to rely thereon.

     Section 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     Section 8.11. Complete Agreement. This Agreement, together with the Exhibits and Schedules hereto, and the other Loan Documents is intended by the parties as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

     Section 8.12.  Limitation of Liability.

          8.12.1. No claim shall be made by the Borrower against the Lender or the Affiliates, directors, officers, employees, attorneys or agents of the Lender for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement or the other Loan Documents, or any act, omission or event occurring in

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

connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     Section 8.13. Unsecured Advances; No Lien. The Unsecured Advances contemplated in this Agreement are unsecured loans and extensions of credit and no Lien is intended to be created upon the Unencumbered Assets, the Collateral Pool (or any Collateral Property) or any other property of the Borrower or any of its Subsidiaries by any provision in this Agreement or the other Loan Documents. Without limitation of the foregoing, in no event shall the Borrower's representations, warranties or covenants with respect to the Unencumbered Pool or any of the Unencumbered Assets be, or be deemed to be, secured by any property of the Borrower.

     Section 8.14. Waiver of Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING ANY PRESENT OR FUTURE AMENDMENT THEREOF OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER AMENDED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND REGARDLESS OF WHICH PARTY ASSERTS SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS Section WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

     Section 8.15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS (OTHER THAN THE RULES REGARDING CONFLICTS OF LAWS, EXCEPT THOSE CONTAINED IN CALIFORNIA CIVIL CODE Section 1646.5) OF THE STATE OF CALIFORNIA.

     Section 8.16. Headings. The Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction hereof.

     Section 8.17. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not

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

affect any other provisions hereof or the validity, legality or enforceability of such provision in any other jurisdiction.

     Section 8.18. Independence of Covenants. All covenants under this Agreement shall each be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by an exception thereto, or be otherwise within the limitations thereof, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                 Amended and Restated Revolving Loan Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

                              Borrower:

                              BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

                              By:  Burnham Pacific Properties, Inc.,
                              a Maryland corporation, its sole General Partner


                                   By: /s/ Michael L. Rubin
                                        ----------------------------------------
                                        Name: Michael L. Rubin
                                              ----------------------------------
                                        Title: Executive Vice President
                                              ----------------------------------

                              Lender:

                              NOMURA ASSET CAPITAL CORPORATION

                              By: /s/ Justin C. Bert
                                 -----------------------------------------------
                              Name: Justin C. Bert
                                   ---------------------------------------------
                              Title: Vice President
                                    --------------------------------------------


     CONSENTED TO FOR THE PURPOSES OF BINDING ITSELF TO THE COVENANTS SET FORTH IN Section 2.5.5 HEREOF:

                              Burnham Pacific Properties, Inc.,
                              a Maryland corporation

                              By: /s/ Michael L. Rubin
                                 -----------------------------------------------
                              Name: Michael L. Rubin
                                   ---------------------------------------------
                              Title: Executive Vice President
                                    --------------------------------------------

                 Amended and Restated Revolving Loan Agreement

                                                                   SCHEDULE 1.1A

                                     COMMITMENTS

                          Secured Revolving Credit Facility

                         LENDER                       COMMITMENT
          ----------------------------------------  ------------

          Nomura Asset Capital Corporation          $135,000,000
                                                    ------------
          Total. . . . . . . . . . . . . . . . . .  $135,000,000




                         Unsecured Revolving Credit Facility

                         LENDER                       COMMITMENT
          ----------------------------------------  ------------

          Nomura Asset Capital Corporation          $70,000,000
                                                    -----------
          Total. . . . . . . . . . . . . . . . . .  $70,000,000



                 Amended and Restated Revolving Loan Agreement
                                Schedules - 1

                                                                  SCHEDULE 1.1B
                                 UNENCUMBERED ASSETS


                   PROPERTY                           ADDRESS
------------------------------------    ---------------------------------------

1.   Anacomp                            12365 Crosthwaite Circle
                                        Poway, CA  92064

2.   IMED                               10021 Willow Creek Road
                                        San Diego, CA  92131

3.   Plaza Rancho Carmel                12120-12165 Alta Carmel Court
                                        San Diego, CA  92128

4.   Ruffin Village                     9353 Clairemont Mesa Boulevard
                                        San Diego, CA  92123

5.   Marcoa                             5960 Cornerstone Court Way
                                        San Diego, CA  92121



                 Amended and Restated Revolving Loan Agreement
                                Schedules - 2

                                                                  SCHEDULE 3.1.2

                                  CLOSING DOCUMENTS


PRINCIPAL LOAN DOCUMENTS
------------------------

The following, in each case duly executed by all parties, as appropriate:

1.        Amended and Restated Revolving Loan Agreement

          Exhibits

               Exhibit A-1   --    Form of Amended and Restated Secured
                                   Revolving Note

               Exhibit A-2   --    Form of Amended and Restated Unsecured
                                   Revolving Note

               Exhibit B     --    Form of Notice of Borrowing

               Exhibit C-1   --    Form of Secretary's Certificate

               Exhibit C-2   --    Form of Officer's Certificate

               Exhibit C-3   --    Form of Certificate of Real
                                   Property Acquisitions

               Exhibit C-4   --    Form of Compliance Certificate

               Exhibit D     --    Form of Opinion of Borrower's Counsel

               Exhibit E     --    Form of Mortgage

               Exhibit F     --    Form of Omnibus Assumption and Amendment
                                   Agreement

          Schedules

               Schedule 1.1A  --   Commitments

               Schedule 1.1B  --   Unencumbered Assets
               Schedule 3.1.2 --   Closing Documents

               Schedule 4.2   --   Consolidated Subsidiaries


                 Amended and Restated Revolving Loan Agreement
                                Schedules - 3

               Schedule 4.4   --   Governmental Approvals

               Schedule 4.7   --   Litigation

               Schedule 4.14  --   Environmental Condition

               Schedule 4.21  --   Lease Default

               Schedule 4.25  --   Condition of Properties

2.        UCC-1

3.        Intentionally Omitted


4.        General Continuing Repayment Guaranty


OTHER CLOSING DOCUMENTS
-----------------------

The following, in each case as of a recent date:

5.        Opinion of Borrower's Counsel (Delaware)

6.        Opinion of Borrower's Counsel (California)

7.        Opinion of Guarantor/General Partner's Counsel

8.        Title Policies for each Property

9.        Certified Financial Statements for each Property

10.       Lender's Closing Instructions

CLOSING CERTIFICATES
--------------------

The following, in the case of certificates and the like duly executed by the parties specified herein or therein:

11. Certificate of Borrower as to (i) incumbency, (ii) partnership agreement, and (iii) resolutions

12. Certificate of Officers of Borrower as to (i) no defaults, (ii) no material adverse changes, and (iii) representations and warranties

13.       Good Standing Certificate (Borrower - DE)

14.       Partnership Agreement (Borrower)

15.       Certified Certificate of Formation of Borrower


                 Amended and Restated Revolving Loan Agreement
                                Schedules - 4

16. Certificate of General Partner as to (i) Articles of Incorporation of General Partner, (ii) bylaws of General Partner, (iii) incumbency and
          (iv) resolutions

17.       Bylaws of General Partner

18. Resolutions of General Partner (approval of loan, guaranty and other transactions)

19.       Certified Certificate of Incorporation of General Partner

20.       Good Standing Certificate of General Partner

21.       Intentionally Omitted

22.       Intentionally Omitted


                 Amended and Restated Revolving Loan Agreement
                                Schedules - 5

                                                                   SCHEDULE 4.14
                               ENVIRONMENTAL CONDITION



                 Amended and Restated Revolving Loan Agreement
                                Schedules - 6

                                                                    SCHEDULE 4.2
                              CONSOLIDATED SUBSIDIARIES




                 Amended and Restated Revolving Loan Agreement
                                Schedules - 7

                                                                   SCHEDULE 4.25
                                CONDITION OF PROPERTY



                                         NONE



                 Amended and Restated Revolving Loan Agreement
                                Schedules - 8

                                                                    SCHEDULE 4.4
                                CONSENTS AND APPROVALS



                                         NONE




                 Amended and Restated Revolving Loan Agreement
                                Schedules - 9

                                                                    SCHEDULE 4.7
                                      LITIGATION



                                         NONE






                 Amended and Restated Revolving Loan Agreement
                                Schedules - 10